CALCULATION OF
REGISTRATION FEE
Title of each                 Proposed
Proposed
  Class of                    Maximum   Maximum
Securities    Securities     Offering
Aggregate Amount of
  to be          to be       Price Per
Offering
Registration
Registered    Registered        Unit     Price
Fee
Common Stock
offered by
Selling
Shareholders (1)  2,300,000    $3.75
$8,625,000
2,974

Common Stock
issuable
upon exercise
of Sales Agent's
Warrants (2)       115,000    $3.75  $  431,250
$
149
Total
$9,056,250
$3,123
(1) Offering price computed in accordance with Rule 457(c).

  (2) The shares of Common Stock issuable upon the exercise
                              of the
Warrants are subject to adjustment in accordance with the anti dilution provisions of such warrant.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                 CEL-SCI CORPORATION
                CROSS REFERENCE SHEET
Item in Form S-l
Location
in
Prospectus

Item 1    Forepart of the Registration Statement
           and Outside Front Cover Page of
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Item 2    Inside Front and Outside Back Cover
         Pages of Prospectus ...............
Inside
Front
Cover Page;
Outside
Back
Cover Page

Item 3    Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Changes ......  P
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Item 4    Use of Proceeds .........................
Not
Applicable.

Item 5    Determination of Offering Price .........
Selling

Shareholders Item 6
Dilution ................................
Dilution
Item 7    Selling Security Holders
 ................
Selling
Shareholders
Item 8    Plan of Distribution
 ....................
Selling
Shareholders

Item 9    Description of Securities to be
       Registered
 .............................. Description of
Securities
Item l0   Interest of Named Experts and
Counsel
 ...
Experts
Item 11   Information with Respect to the
          Registrant
    (a)  Description of Business
     ................. Business (b)
     Description
     of Property ................. Business
          (c)  Legal Proceedings
          ....................... Legal
Proceedings
(d)  Certain Market Information ..............  Market
                                                     I
                                                     n
                                                     f
                                                     o
                                                     r
                                                     m
                                                     a
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                                                     i
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                                                     n
                                                     ,
Descriptio n of
Securities
  (e)  Financial Statements ....................  Financial
Statements
  (f)  Selected Financial Data .................  Selected
                                                             F
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                                                             a
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                                                             l
                                                             D
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                                                             a
     (g)  Supplementary Financial Information .....  Not
  applicable (h)            Management's Discussion and
  Analysis ....  Management's
Discussion
and
                                                     Analysi
                                                     s of
                                                     Financi
                                                     al
                                                     Conditi
                                                     on and
                                                     Results
                                                     of
                                                     Opera
                                                     ti on
     (i)  Disagreements with Accountants ..........  Not
     applicable (j)  Directors and Executive Officers
     ........ Management (k)  Executive Compensation
 ..................Management
     (l)  Security Ownership of Certain
         Beneficial Owners and Management ........
                                                 Principal
                                                 Sharehold
                                                 e rs
     (m)  Certain Relationships and Related
         Transactions
 ............................ Management

Item l2.  Disclosure of Commission Position
           on Indemnification for Securities Act
      Liabilities .............................
      Not
                applicable PRELIMINARY PROSPECTUS DATED
                SEPTEMBER , 1995
                             SUBJECT TO COMPLETION
PROSPECTUS CEL-SCI CORPORATION
                        2,300,000 Shares of Common Stock
         This Prospectus relates to the offer and sale of up
to 2,300,000 shares of Common Stock by certain selling shareholders (the "Selling Shareholders"). The Company will not receive any proceeds from the resale of the shares by the Selling Shareholders. The Selling
Shareholders have advised the Company that they will offer the shares through broker/dealers at market prices with customary commissions being paid by the Selling
Shareholders. The costs of registering the shares offered by the Selling Shareholders are being paid by the Company.
The Selling Shareholders will pay all other costs of the sale of the shares offered by them. See "Selling
Shareholders".
         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A
         HIGH DEGREE
OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN
AFFORD TO LOSE THEIR ENTIRE
INVESTMENT.  FOR A DESCRIPTION OF CERTAIN IMPORTANT
FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
INVESTORS, SEE "RISK FACTORS" AND "DILUTION". THESE
SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
 EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                         OFFENSE.

    On April 28, 1995, the shareholders of the Company
approved a ten for one reverse split of the Company's
Common Stock.  All information in this Prospectus
relating to shares of the Company's Common Stock has
been adjusted to reflect this reverse stock split.
On September 12, 1995 the closing prices of the
Company's Common Stock and Warrants on the NASDAQ
National Market System were $
and $ , respectively.  See "Market
Information".
  The Date of this Prospectus is            , 1995

          [The following statement will be printed
in
        red ink and will appear on the left-hand
        margin of the outside front cover page.]
        Information contained herein is subject to
        completion or amendment. A
registration statement relating to these securities
has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may
offers to buy be accepted prior to the time the
registration statement becomes effective. This
Prospectus shall not constitute an offer to sell or
the solicitation of an offer to buy nor shall there be
any sale of these securities in any State in which
such offer, solicitation or sale would be unlawful
prior to registration or qualification under the
securities laws of any such state.
                 AVAILABLE INFORMATION
 The Company is subject to the informational
                            requirements of
the Securities Exchange Act of l934 and in accordance
therewith is required to file reports, proxy
statements and other information with the Securities
and Exchange Commission (the "Commission"). Copies of
any such reports, proxy statements and other
information filed by the Company can be inspected and
copied at the public reference facility maintained by
the Commission at Room 1024, 450 Fifth Street, N.W.,
Washington, D.C. and
at the Commission's Regional offices in New York
(Room 1028, 26 Federal Plaza, New York, New York
10278) and Chicago (Northwestern Atrium Center,
500 West Madison Street, Suite 1400, Chicago,
Illinois 60661 2511). Copies of such material can
be obtained from the Public
Reference Section of the Commission at its office
in Washington, D.C. 20549 at prescribed rates.
The Company has filed with the Commission a
Registration Statement on Form S-1 (together with
all amendments and exhibits thereto, the
"Registration Statement") under the Securities Act
of 1933, as amended (the "Act"), with respect to
the Units offered hereby. This Prospectus does not
contain all of the information set forth in the
Registration Statement, certain parts of which are
omitted in accordance with the rules and
regulations of the Commission.  For further
information, reference is made to the Registration
Statement.
                 PROSPECTUS SUMMARY
THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH,
AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE
DETAILED INFORMATION AND FINANCIAL STATEMENTS
APPEARING ELSEWHERE IN THIS PROSPECTUS. The
Company
 CEL-SCI Corporation (the "Company") was formed as
                         a
Colorado corporation in l983 to acquire and
finance research and development of natural human
interleukin2 ("IL-2") and related products and
processes using the Company's proprietary cell
culture technologies. The Company's proprietary
product, which is a combination, or "cocktail", of
IL-2 and certain lymphokines and cytokines, is
sometimes
referred to by the
Company as MULTIKINETM. The Company was initially
formed under the name Interleukin2, Inc. and
changed its name to CEL-SCI Corporation in March,
1988.  The compounds, compositions and processes,
to which the Company has acquired an exclusive
world wide license, are being tested to determine
if they are effective in improving the immune
response of
advanced cancer patients.
   Before human testing can begin with respect to
a drug or biological product, preclinical studies
are conducted in laboratory animals to evaluate
the potential efficacy and the safety of a
product. Human clinical studies generally involve
a threephase process.  The initial clinical
evaluation, Phase I, consists of administering the
product and testing for safe and tolerable dosage
levels.  Phase II trials continue the evaluation
of immunogenicity and determine the appropriate
dosage for the product, identify possible side
effects and risks in a larger group of subjects,
and provide preliminary indications of efficacy.
Phase III trials consist of testing for actual
clinical efficacy for safety within an expanded
group of patients at geographically dispersed test
sites. See "Business Government Regulation" for a
more detailed description of the foregoing.
     Between 1983 and 1986 the Company was
primarily involved in funding pre clinical and
Phase I clinical trials of MULTIKINE. These trials
were conducted at St. Thomas's Hospital Medical
School in London, England pursuant to authority
granted by England's Department of Health and
Social Security. In July, 1991 physicians at a
southern Florida medical
institution began human clinical trials using
MULTIKINE.  The focus of these trials was the
treatment of metastatic malignant melanoma and
unresectable head and neck cancer using MULTIKINE.
The clinical trials in Florida were conducted
pursuant to approvals obtained by the medical
institution from the Florida Department of Health
and Rehabilitative Services. In July, 1994, the
Company filed an Investigational New Drug
Application ("IND") with the U.S. Food and Drug
Administration. See "Business Research and
Development". In December l994 the FDA notified
the Company that the Company's IND application was
placed on clinical hold pending receipt
of additional data and modifications to the
Company's manufacturing process.  The Company
plans to meet with the FDA to discuss the issues
raised by the FDA. In March 1995, the Canadian
Health Protection Branch, Health and Welfare
Ministry gave clearance to the Company to start a
phase I/II cancer study using Multikine. The
study, which will enroll up to 30 head and neck
cancer patients who have failed conventional
treatments,
is expected to be conducted at the Ottawa Regional
Cancer Center and HotelDieu de Montreal Hospital.
The study is designed to evaluate safety, tumor
responses and immune responses in patients treated
with multiple courses of Multikine. The length of
time that each patient will remain on the
investigational treatment will depend on the
patient's response to treatment. In May l995, the
U.S.
Food and Drug Administration (FDA) authorized the
export of the Company's Multikine drug to Canada
for purposes of this study.
The Company is also a fifty-percent shareholder in
Viral Technologies, Inc. ("VTI"), a corporation
which owns the rights to certain biomedical
technology which is being tested to determine its
effectiveness in the development of a vaccine
against, treatment for and a diagnostic test to
detect evidence of the Acquired Immune Deficiency
Syndrome ("AIDS") virus. In 1993, VTI completed
its Phase I clinical trials in California using
VTI's prototype AIDS vaccine.  In
April 1995 VTI started a new clinical study with
the HGP 30 AIDS vaccine. The study will involve
approximately fifteen HIV negative volunteers who
participated in the 1993 Phase I study.  No
assurance can be given that the vaccine being
developed by VTI will be effective in treating the
AIDS virus or that if effective, that it will be
effective as to all persons. VTI's Phase I
clinical trials were conducted pursuant to
approvals obtained from the California Department
of Health Services Food and Drug Branch. See
"Business Interest in Viral Technologies, Inc.".
 None of the Company's or VTI's clinical trials to
date have been conducted under the approval of the
FDA and there are no assurances that clinical
trials conducted under approvals from state
authorities or conducted in foreign countries will
be accepted by the FDA. Product licensure in a
foreign country or under state authority does not
mean that the product will be licensed by the FDA
and there are no assurances that the Company or
VTI will receive any approval of the FDA or any
other governmental entity for the manufacturing
and/or marketing of a
product. Consequently, the commencement of the
manufacturing and marketing by the Company or VTI
of any product is, in all likelihood, many years
away. See "Business".
The lack of FDA approval for the Company's or
VTI's products will prevent the Company and VTI
from generally marketing their products on an
interstate basis in the United States. Delays in
obtaining FDA approval or the failure to obtain
FDA approval may have a material adverse impact
upon the Company's operations.
All of the Company's products are in the early
stages of development. The Company does not expect
to develop commercial products for several years,
if at all.  The Company has had operating losses
since its inception, has an accumulated deficit of
approximately $22,277,000
through March 31, 1995, and expects to incur
substantial losses for the foreseeable future.
    The Company's new research laboratory (PRAL
                             Laboratories, Inc.)
was completed in October 1994 and will be used to
conduct research for the Company and third
parties. The Company began marketing the
laboratory's services to third parties in early
1995.  Although the laboratory has, as of May 31,
1995, performed only limited commercial work for
third parties, any revenues generated by the
laboratory for services to third parties will
serve to offset the Company's other expenses.
                               The Company's
                               executive offices
                               are located at 66
                               Canal Center Plaza,
Suite 510, Alexandria, Virginia  22314, and its
telephone number is (703) 5495293.
                    THE OFFERING
Securities Offered
by the Selling
Shareholders:           Up to 2,300,000 shares
of
Common
Stock.
The
Company
                        will not receive any
                        proceeds from the sale
                        of the shares offered
                        by the Selling
                        Shareholders. See "Sell
                         ing
Shareholders".
Common Stock Outstanding
Prior To and After
Offering:               As of the date of this
Prospectus,
the
Company
had
                        4,763,244 shares of
                        Common Stock issued and
                        outstanding. Following
                        this offering, there will
                        be 5,338,244 shares of
                        Common Stock issued and
outstanding, assuming the Selling Shareholders
exercise an option to purchase 575,000 shares of
Common Stock and 575,000 Warrants from the
Company. The number of outstanding shares before
and after this Offering does not give effect to
the issuance of up to 1,150,000 shares of Common
Stock upon the exercise of Warrants held by the
Selling Shareholders; 230,000 shares of Common
Stock issuable upon the exercise of warrants
                        issued to the Company's
                        Sales Agent and the
                        warrants included
                        therein, and shares which
                        may be issued upon the
                        exercise of options and
                        warrants previously
                        issued by the Company.
                        See "Management",
                        "Selling Shareholders"
                        and "Description of
                        Securities".
NASDAQ Symbols:         Common Stock:  CELI
         Warrants:  CELIW
Summary Financial Data
   The following sets forth certain financial
data with respect to the Company and is qualified
in its entirety by reference to the more detailed
financial statements and notes thereto included
elsewhere in this Prospectus. Balance Sheet Data
                                   June 30,
                                   September 30,
                                   1995 1994
                      1993
Working Capital                $4,048,923
$5,809,149
$10,296,472
Total Assets                    6,184,492
8,086,670
11,633,090
Total Liabilities               1,394,786
1,407,602
688,231
Shareholders' Equity            4,789,706
6,679,068
10,944,859
No dividends have been declared by the
Company since its inception.
Statement of Operations Data:
                Nine Months Ended
                                   June 30,
                               Years Ended
                               September 30,
                               1995 1994 1994
                      1993
Investment Income and
  Other Revenues          $  313,005   $
629,034
$
624,670
$
997,964
Expenses:
Research and Development   1,378,005
2,192,645 2,896,l09 1,307,042 Depreciation and
  Amortization               201,197
  76,494
138,755
55,372
General and
  Administrative           1,304,585
1,184,716
1,62l,990
1,696,119
Equity in loss of
  joint venture              395,224
335,416
394,692
344,423
Net Loss                 $(2,966,006)
$(3,160,237)
$(4,426,876)
$(2,404,992)

Net Loss per Common Share     $(0.70)
$(0.75) $(1.06) $(0.58)

Weighted average common
shares outstanding       4,194,563     4,184,634
4,185,240
4,155,431

           GLOSSARY OF TECHNICAL TERMS

AIDS.              Acquired Immune Deficiency
Syndrome.
A
severe
viral
di
                   sease of the immune system
                   leading to other lethal
                   infections and malignancies.
Amino acids.       Building blocks of proteins.
Antibody.          A protein produced by certain
white
blood
cells
in
humans
                   and animals in response to
                   a substance seen as non
                   self, that is a foreign
                   antigen (such as a virus
                   or bacteria). An antibody
                   binds specifically to a
                   single antigen.
Antigen.           Any substance seen as foreign by
the
immune
system
and
                   which triggers an antibody or
                   cell mediated response from the
                   body's immune system.

B-Cells.           A type of lymphocyte which
produces
antibodies
in
response
                   to antigens.
Cytokines.         Peptides which regulate the
functions
and/or
growth
of
                   other cells.  Lymphokines are a
type of cytokine. HIV.   Human Immunodeficiency
Virus.  The virus
responsible
for
            AIDS and related diseases.

Lymphocytes.       A type of white blood cells
divided
into
two
classes,
               B-cells and T-cells.

Lymphyokine.       A specific group of hormones
which
regulate
and
modify
the
                   various functions of both T-
                   cells and B cells. There are
                   many lymphokines, each of which
                   is thought to have distinctive
chemical and functional properties.  IL2 is but one
of these lymphokines.
Macrophage.        A cell found in the body that
has
the
ability
to
kill
vir
                   uses, bacteria, fungi and cancer
                   cells, often by engulfing the
                   targeted organism or cell.

Peptide.           Two or more amino acids joined
by
a
linkage
called
a
pep
                    tide bond.
Proteins.          A molecule composed of amino
acids.
There
are
many
types
                   of proteins, all carrying out a
                   number of different functions
                   essential for cell growth.
T-Cells.           A type of lymphocyte which will
amplify
or
suppress
anti
                   body formation by B-cells, and
                   can also directly destroy
                   "foreign"
cells by activating "killer cells".

Virus.             A submicroscopic organism that
contains
genetic
information
                   but cannot reproduce itself. To
                   replicate, it must invade
                   another cell and use parts of
                   that cell's reproductive
                    machinery.
                   RISK FACTORS
An investment in the Company's Securities involves a high degree of risk. Prospective investors are advised that they may lose all or part of their investment. Prospective investors should carefully review the following risk factors.
         Offering Proceeds. This Offering is being made by certain Selling Shareholders. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders.
         Lack of Revenues and History of Loss.  The
Company has had only limited revenues since it was formed in 1983. Since the date of its formation and through June 30, 1995, the Company has incurred net losses of approximately $23,097,914.
During the years ended September 30, 1992, 1993 and
1994, the Company suffered losses of $1,650,916, $2,404,992 and $4,426,876 respectively. During the nine months ended June 30, 1995 the Company lost
$2,966,006. The Company has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. See
"Management's Discussion and Analysis". All of the
Company's potential products are in the early stages of development, and any commercial sale of these products will be many years away.
Accordingly, the Company expects to incur substantial losses for the foreseeable future.
        Need for Additional Capital. Clinical and other studies
necessary to obtain approval of a new drug can be time consuming and costly, especially in the United
States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. The Company expects that it will need additional financing in order to fund the costs of future clinical trials, related research, and general and administrative expenses.
The Company may be forced to delay or postpone development and research expenditures if the Company is unable to secure adequate sources of funds. These delays in development may have an adverse effect on the Company's ability to produce a timely and competitive product. There can be no assurance that the Company will be able to obtain additional funding from other sources. See
"Management's Discussion and Analysis".
         Viral Technologies, Inc. ("VTI"), a
         corporation which
is owned equally by the Company and Alpha I
Biomedicals, Inc. ("Alpha") is dependent upon funding from the Company and Alpha I for its operations and research programs. The ability of Alpha I to provide its share of funds needed by VTI is not within the control of the Company. The inability of Alpha I to provide funding to VTI may require the Company to loan VTI additional funds or in the alternative, may cause VTI to postpone its research programs and clinical trials. See "Use of Proceeds" and "Business Interest in Viral
Technologies, Inc.".

  Cost Estimates. The Company's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If the Company's cost estimates are incorrect, the Company will need additional funding for its research efforts.
See "Management's Discussion and Analysis".
        Government Regulation FDA Approval.
Products which may be developed by the Company or Viral Technologies, Inc. (or which may be developed by affiliates or licensees) will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by the Company, Viral
Technologies, Inc. or its licensees, and there can be no assurance that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals may adversely affect the ability of potential licensees or the Company to successfully market any products developed. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. The clinical trial which the Company's affiliate, Viral
Technologies, Inc., is
conducting in California is regulated by government agencies in California and obtaining approvals from states for clinical trials is likewise expensive and time consuming. None of the Company's clinical trials have been approved by the FDA and there can be no assurance that the results of such trials will be accepted for any purpose by the FDA.
See "Business Government Regulation."
   Dependence on Others to Manufacture Product.
The Company has an
agreement with an unrelated corporation for the production, until 1997, of MULTIKINE for research and testing purposes. If this corporation was unable to supply the Company with MULTIKINE, the Company would be unable to obtain supplies of MULTIKINE until alternative manufacturing arrangements were secured.

         Licensed Technology Potential Conflicts of
Interest. The Company's clinical studies and
research have been focused on compounds,
compositions and processes which were licensed to
the Company by Sittona Company, B.V. ("Sittona") in
1983. Maximilian de Clara, the Company's president
and a director, acquired control of Sittona in
1985.  Any commercial products developed by the
Company and based upon the technology licensed by
Sittona will belong to Sittona, subject to the
Company's right to manufacture and sell such
products in accordance with the terms of the
licensing agreement. The Company's license remains
in effect until the expiration or abandonment of
all patent rights or until the
compounds, compositions and processes subject to
the license enter into the public domain, whichever
is later. The license may be terminated earlier for
other reasons, including the insolvency of the
Company. Accordingly, a conflict of interest may
arise between the Company and Mr. de Clara
concerning the Company's continued rights to the
licensed technology.  Any future transactions
between the Company and Sittona will be subject to
the review and approval by a majority of the
Company's disinterested directors. See "Business
Compounds and Processes Licensed to the Company",
and "Management Transactions with Related Parties".
         Technological Change.  The biomedical
         field in which the
Company is involved is undergoing rapid and
significant technological change.  The successful
development of therapeutic agents and diagnostic
products from the compounds, compositions and
processes licensed to the Company, through Company
financed research or as a result of possible
licensing arrangements with pharmaceutical or other
companies, will depend on its ability to be in the
technological forefront of this field. There can be
no assurance that the Company will achieve or
maintain such a competitive position or that other
technological developments will not cause the
Company's proprietary technologies to become
uneconomical or obsolete.
         Patents.  Since 1983 the Company, on
behalf of the owners of the compounds, compositions
and processes licensed to the Company, has filed
appli cations for United States and foreign patents
covering certain aspects of the technology.
Although the Company has paid the costs of applying
for and obtaining patents, the technology covered
by the patents is not owned by the Company, but by
an affiliated party which has licensed the
technology to the Company.  As of the date of this
Prospectus nine patents have been issued in the
United States and three patents have been issued in
Europe. There is no
assurance that the applications still pending or
which may be filed in the future
will result in the issuance of any patents.
Furthermore, there is no assurance as to the
breadth and degree of
protection any issued patents might afford the
owners of the patents and the Company. Disputes may
arise between the owners of the patents or the
Company and others as to the scope, validity and
ownership rights of these or other patents.  Any
defense of the patents could prove costly and time
consuming and there can be no assurance that the
Company or the owners of the patents will be in a
position, or will deem it advisable, to carry on
such a defense. Other private and public concerns,
including universities, may have filed applications
for, or may have been issued, patents and are
expected to obtain additional patents and other
proprietary rights to technology potentially useful
or necessary to the Company. The scope and validity
of such patents, if any, the extent to which the
Company or the owners of the patents may wish or
need to acquire the rights to such patents, and the
cost and availability of such rights are presently
unknown. Also, as far as the Company relies upon
unpatented proprietary technology, there is no
assurance that others may not acquire or
independently develop the same or similar
technology. The first patent licensed to the
Company will expire in the year 2000. See "Business
Compounds and Processes Licensed to the Company".
         Product Liability and Lack of Insurance.
At the present time, the Company does not have
product liability insurance for MULTIKINE. The
successful prosecution of a product liability case
against the Company could have a materially adverse
effect upon its business.
     Dependence on Management.  The Company is
dependent for
its success on the continued availability of its
executive officers. The loss of the services of any
of the Company's executive officers could have an
adverse effect on the Company's business.  The
Company does not carry key man life insurance on
any of its
officers. See "Management".
      Shares Available for Resale.  As of June 30,
1995, there were 4,763,244 shares of the Company's
Common Stock issued and outstanding. Approx imately
200,000 of these shares        have not been
registered under the Securities Act
of
l933, as amended (the "Act"), and are "restricted
securities" as defined by Rule l44 of the Act. Rule
l44 provides, in essence, that shareholders, after
holding restricted securities for a period of two
years may, every three months, sell in ordinary
brokerage transactions an amount equal to the
greater of l% of the Company's then outstanding
Common stock or the average weekly trading volume,
if any, of the stock during the four calendar weeks
preceding the sale. Nonaffiliates of the Company
who hold restricted securities for a period of
three years may, under certain prescribed
conditions, sell their securities without regard to
any of the requirements of the Rule. As of the date
of this Offering Memorandum, substantially all
shares of restricted
stock were available for resale pursuant to Rule
l44. Sales of restricted stock may have a
depressive effect on the market price of the
Company's Common Stock. Such sales might also
impede future financing by the Company.
     Options and Warrants.  In March, 1991 the
       Company
granted a financial public relations consultant an
option to purchase 50,000 shares of the Company's
Common
Stock. The option is exercisable at $13.80 per
share and expires in March, l996.  The holder of
the option has the right to have the shares
issuable upon the exercise of the option included
in any registration statement filed by the Company.
In connection with the Company's l992 Public
Offering, the Company issued Underwriter's Warrants
that entitle the holders of the Warrants to
purchase 45,000 shares of the Company's Common
Stock plus Warrants which allow for the purchase of
an additional 90,000 shares of the Company's Common
Stock. The Underwriter's Warrants provide that the
Company, at its expense, will make appropriate
filings with the Securities and Exchange Commission
so that the securities underlying the Underwriter's
Warrants will be available for public sale. Such
filings could result in substantial expense to the
Company and could hinder future financings by the
Company.
     In connection with the Company's June l995
Private Offering, the Company issued warrants which
allow the holders to purchase up to 575,000 shares
of Common Stock at any time prior to June 30, l997
at a price of $3.25 per share.          The shares
issuable upon the exercise of these
warrants are being offered by means of this
Prospectus by the Selling Shareholders.
As part of this same offering, the Comany issued to
Neidiger/Tucker/ Bruner, Inc., the sales agent for
that offering, warrants to purchase 57,500 shares
of the Company's Common Stock at $2.00 per share
and an additional 57,500 shares at $3.25 per share.
The Warrants issued to the Sales Agent provide that
the Company, at its expense, will make appropriate
filings with the Securities and Exchange Commission
so that the securities underlying these Warrants
will be
available for public sale. Such filings could
result in substantial expense to the Company and
could hinder future financings by the Company.
In addition to the foregoing, the Company has
granted other options and warrants to certain
persons which would allow such persons to purchase
up to 531,250 shares of Common Stock at prices
ranging from $2.87 to $19.70 per share.  The
Company may
also grant options to purchase approximately 98,750
additional shares under its
Incentive Stock Option and Non-Qualified Stock
Option Plans.
      For the terms of the options and warrants
referred to above, the holders thereof will have an
opportunity to profit from any increase in the
market price of the Company's Common Stock without
assuming the risks of ownership.  Holders of such
options and warrants may exercise them at a time
when the Company could obtain additional capital on
terms more favorable than those provided by the
options and
warrants which may adversely affect the ability of
the Company to obtain additional capital in the
future. The exercise of the options and warrants
and the sale of the underlying shares of Common
Stock could adversely affect the market price of
the Company's stock.
         Sales Agent Warrants.  The Company has
         agreed to issue to the
Sales Agent, for nominal consideration, warrants
(the "Sales Agent's Warrants") to purchase shares
of Common Stock and Warrants equivalent to 10% of
the number of shares of Common Stock and Warrants
which may be sold to
the Selling Shareholders subsequent to the date of
this Prospectus. The Sales Agent's Warrants grant
to the holders thereof certain registration rights,
beginning one year from the date of this
Prospectus, for the securities issuable upon
exercise of
the Sales Agent's Warrants.  Sales of these
securities could depress the market price for the
Company's Common Stock and the Warrants. See
"Selling Shareholders".
       Competition.  The competition in the
         research,
development and commercialization of products which
may be used in the prevention or treatment of
cancer and AIDS is intense. Major pharmaceutical
and chemical companies, as well as specialized
genetic engineering firms, are developing products
for these diseases. Many of these companies have
substantial financial, research and development,
and marketing resources and are capable of
providing significant long-term competition either
by establishing inhouse research groups or by
forming collaborative ventures with other
entities.  In addition, both smaller companies and
nonprofit institutions are active in research
relating to cancer and AIDS and are expected to
become more active in the future.
      The clinical trials sponsored to date by the
Company and VTI have not been approved by the FDA,
but rather have been conducted pursuant to
approvals obtained from regulatory agencies in
England, Canada and certain states. Since the
results of these clinical trials may not be
accepted by the FDA, companies which are conducting
clinical trials approved by the FDA may have a
competitive advantage in that the products of such
companies are further advanced in the regulatory
process than those of the Company or VTI.
   Lack of Dividends.  There can be no assurance
that the operations of the Company will result in
any revenues or will be profitable.  At the present
time, the Company intends to use available funds to
finance any possible growth of the Company's
business. Accordingly, while payment of dividends
rests within the discretion of the Board of
Directors, no dividends have been declared or paid
by the Company.  The Company does not presently
intend to pay dividends and there can be no
assurance that dividends will ever be paid.
Pursuant to the terms of a loan agreement with a
bank, the Company may not pay any dividends without
the consent of the
bank.
       Dilution.  Persons purchasing the securities
offered by this Prospectus will suffer an
immediate dilution in the per share net tangible
book value of their Common Stock.  See "Dilution
and Comparative Share Data."
         Preferred Stock.  The Company's Articles
of Incorporation authorize the Company's Board of
Directors to issue up to 200,000 shares of
Preferred Stock. Although no Preferred Stock has
been
issued to date, the provisions in the Company's
Articles of Incorporation relating to the
Preferred Stock would allow the Company's
directors to issue Preferred Stock with multiple
votes per share and dividends rights which would
have priority over any dividends paid with
respect to the Company's Common Stock. The
issuance of Preferred Stock with such rights may
make the removal of management difficult even if
such removal would be considered beneficial to
shareholders generally, and will have the effect
of limiting shareholder
participation in certain transactions such as
mergers or tender offers if such transactions are
not favored by incumbent management.
                DILUTION AND COMPARATIVE SHARE
        DATA As of the date of this Prospectus,
        the
present shareholders of the Company owned
4,763,244 shares of Common Stock, which had a net
tangible book value of approximately $0.67 per
share.
   The following table illustrates the comparative
stock ownership of the other stockholders of the
Company as compared to the investors in this
Offering assuming all shares offered are sold.
Shares outstanding (1)(2) 5,338,244 Shares to be
sold by Selling
                       Shareholders (1) 1,150,000
Net tangible book value per share
                       at June 30, 1995
                        $0.85
Equity ownership by present
shareholders
                             after this
                             offering
                        78.5%
Equity ownership by investors in this
  Offering
21.5%
(1) Assumes Selling Shareholders purchase 575,000
shares of Common Stock from Company.  See "Selling
Shareholders".
(2) Amount excludes (i) up to 1,150,000 shares
    issuable upon the exercise of warrants held by
    the Selling Shareholders, (ii) 230,000 shares of
    Common Stock issuable upon the exercise of the
    Sales Agent's warrants and the warrants included
    therein, and (iii) shares which may be issued
    upon the exercise of other options and warrants
    previously issued by the Company. See "Selling
    Shareholders".
        The purchasers of the securities offered by
this Prospectus will suffer an immediate dilution if
the price paid for the securities offered is greater
than the net tangible book value of the Company's
Common Stock.
  "Net tangible book value" is the amount that
results from subtracting the total liabilities and
intangible assets of the Company from its total
assets.
"Dilution" is the difference between the offering
price and the net tangible book value of shares
immediately after the Offering.
                 MARKET INFORMATION
         As of June 30, 1995, there were
approximately 3,000 record holders of the Company's
Common Stock. The Company has not issued any shares
of preferred stock. The Company's Common Stock and
Warrants are traded on the National Association of
Securities Dealers Automatic Quotation ("NASDAQ")
System.  See "Risk Factors". Set forth below are the
range of high and low bid quotations for the periods
indicated as reported by NASDAQ, and as adjusted for
the 10 for 1 reverse stock split which was approved
by the Company's shareholders on April 28, 1995. The
market quotations reflect interdealer prices,
without retail markup, mark-down or commissions and
may not necessarily represent actual transactions.
           Quarter
           Ending                      Common
Stock
Warrants
                                       High
Low High
Low
           12/31/92                   $12.80
$12.50
$
0.93
$
           0.53
           3/31/93                   $20.60
$13.70
$
0.81
$
0.50
           6/30/93                   $18.10
$12.50
$
0.75
$
0.47
           9/30/93                   $15.60
$12.20
$
0.63
$
0.38

           Quarter
           Ending                      Common
Stock
Warrants
                                       High
Low High
Low

           12/31/93                   $20.00
$13.40
$
0.94
$
0.41
            3/31/94                   $18.10
$10.30
$
0.75
$
0.28
            6/30/94                   $10.90   $
8.10
$
0.31
$
0.19
            9/30/94                   $10.30   $
5.60
$
0.21
$
0.12

           12/31/94                   $ 7.50   $
3.40
$
0.25
$
0.09
            3/31/95                   $ 4.00   $
3.75
$
0.22
$
0.13
            6/30/95                   $ 5.30   $
2.78
$
0.15
$
0.06

         Holders of Common Stock are entitled to
receive such dividends as may be declared by the
Board of Directors out of funds
legally available therefor and, in the event of
liquidation, to share pro rata in any distribution
of the Company's assets after payment of
liabilities. The Board of Directors is not obligated
to declare a dividend.  The Company has not paid any
dividends and the Company does not have any current
plans to pay any dividends. Pursuant to the terms of
a loan agreement with a bank, the Company may not
pay any dividends without the consent of the bank.
See Note 5 to the Company's September 30, 1994
financial statements.
     The provisions in the Company's Articles of
Incorporation relating to the Company's Preferred
Stock would allow the Company's directors to issue
Preferred
Stock with rights to multiple votes per share and
dividends rights which would have priority over any
dividends paid with respect to the Company's Common
Stock. The issuance of Preferred Stock with such
rights may make more difficult the removal of
management even if such removal would be considered
beneficial to shareholders generally,
and will have the effect of limiting shareholder
participation in certain transactions such as
mergers or tender offers if such transactions are
not favored by incumbent management.
                     SELECTED FINANCIAL DATA
 The following selected financial data should
                      be
                          read in
conjunction
with the more detailed financial statements, related notes
and other
financial information included herein.  See also
"Management's Discussion and Analysis".
For the Years
                         Ended September 30, 1994
                         1993
                         1992
                         1991
1990
Investment Income and
Other Revenues      $  624,670   $  997,964    $
434,180 $
35,972 $
13,208
Expenses:
Research and
Development          2,896,l09    1,307,042
481,697
108,771 96,489
Depreciation
  and Amortization       138,755       55,372
33,536
32,582
30,664
General and
Administrative       1,621,990    1,696,119
1,309,475
795,015 646,157
Equity in loss of
  joint venture          394,692      344,423
260,388
290,166
170,976

Net Loss             $(4,426,876) $(2,404,992)
$(1,650,916)
$(1,190,562) $(931,078)

Loss per common share     $(1.06)      $(0.58)
$(0.42)
$(0.35)
$(0.29)

Weighted average
  common shares
outstanding          4,185,240    4,155,431     3,953,233
3,400,546
3,162,393

                                                       Nine
M
                                                            o
                                                            n
                                                            t
                                                            h
                                                            s
                                                            E
                                                            n
                                                            d
                                                            e
                                                            d
                                                            J
                                                            u
                                                            n
                                                            e
                                                            3
                                                            0
                                                            ,
                                                        199
                                                        5
                                                        199
                                                        4
Investment Income and Other Revenues                 $
313,005 $
629,034
Expenses:
Research and Development
1,378,005 2,192,645
Depreciation and Amortization
201,197
76,494
General and Administrative
1,304,585 1,184,716
Equity in loss of joint venture

395,224

335,416

Net Loss

$(2,966,006)

$(3,160,237)

Net Loss per Common Share

$(0.70)

$(0.75)

Weighted average common shares outstanding
4,194,563
4,184,634
Balance Sheet Data:

                        September 30, 1994
                        1993
                        1992
1991
1990
Working Capital
(Deficiency)       $5,809,149  $10,296,472
$13,043,012 $ 682,831
$(295,930) Total Assets          8,086,670
11,633,090
13,769,504
1,611,899
515,740 Total Liabilities     l,407,602      688,231
467,086
672,595 493,650
Shareholders' Equity  6,679,068   10,944,859
13,302,4l8 939,304 22,090

No dividends have been declared by the Company since its inception.

                                         June 30,
1995 Working Capital
$4,048,923
Total Assets
6,184,492
Total Liabilities
1,394,786
Shareholders' Equity
4,789,706

                     MANAGEMENT'S DISCUSSION AND
ANALYSIS Results of
Operations
Nine Months Ended June 30, 1995

         Interest income during the nine months
ending June 30, 1995 reflects interest accrued on loans made by the Company to VTI and interest earned on funds received from the February 1992 public offering. The interest income and investment balances have declined from the previous year as funds were used for ongoing expenses and equipping the
Company's new laboratory. Research and development expenses decreased due to the completion of a research and development project relating to the Company's manufacturing process. General and administrative expenses increased as the result of more employees. Fiscal 1994
Interest income during the year ending September 30, 1994 decreased from the prior year as a portion of the Company's investments were sold to pay for operating expenses.
Research and development expenses increased due to the commencement of several new research projects, all of which pertained to the Company's MULTIKINE product. Significant components of general and administrative expenses during this year were salaries and employee benefits ($442,039), travel and expense reimbursements ($294,217), shareholder communications and investor relations ($267,070), legal and accounting ($151,879), and officers and directors liability insurance ($147,564).
Fiscal 1993
        Investment income during the year ending
September 30, 1993 increased as the Company had use of the funds from its February, 1992 public offering for twelve months in fiscal 1993 as opposed to six months in fiscal
1992. Research and development expenses increased due to the commencement of several new research projects, all of which pertained to the Company's
MULTIKINE drug. General and administrative expenses increased due to an increase in the cost of Directors and Officers insurance, the implementation of an employee 401(K) plan, and the addition of new employees during the year. Significant components of general and administrative expenses during this year were salaries and employee benefits ($342,150), travel and expense reimbursements ($266,007), shareholder communications and investor relations ($341,024), legal and accounting ($107,254), officers and directors liability insurance ($113,690), and the cost of indemnifying an officer and director for losses sustained as the result of actions taken on behalf of the Company ($202,500). Losses associated with the Company's joint venture interest in VTI increased due to an increase in VTI's research and development expenditures. Fiscal 1992
         Investment income increased as the result of income earned on funds received from the Company's
February, 1992 public offering. Research and Development expenses reflect the costs associated with the Florida human clinical trials (see Notes to Financial Statements) and the Company's new research program with a New England hospital. General and administrative expenses increased by approximately $500,000 due to (i) legal fees associated with defending the Company's
European patent, (ii) an initial fee of $5l,200 paid for the inclusion of the Company's securities on the NASDAQ National Market System, (iii) expenses associated with the Company's September 30, l992 meeting of shareholders, (iv) additional employees and consultants, and (v) a $200,000 payment made to Maximilian de Clara to indemnify him for losses incurred as a result of actions taken on behalf of the Company. Significant categories of general and administrative expenses during this fiscal year were salaries and employee benefits ($l68,000), travel and expense reimbursements ($l47,000), shareholder communications, annual meeting, and investor relations expenses ($258,000), legal and accounting fees ($l88,000), and the indemnification payment made to Mr. de Clara ($200,000). Liquidity and Capital Resources

         The Company has had only limited revenues
from operations since its inception in March l983.
The Company has relied upon proceeds realized from
the public and private sale of its Common Stock to
meet its funding requirements. Funds raised by the
Company have been expended primarily in connection
with the acquisition of an exclusive worldwide
license to certain patented and unpatented
proprietary technology and knowhow relating to the
human immunological defense system, the acquisition
of a 50% interest in Viral Technologies, Inc. (a
company engaged in the research and development of a
possible AIDS technology), patent applications, the
repayment of debt, the continuation of
Companysponsored research and development,
administrative costs and construction of laboratory
facilities. Inasmuch as the Company does not
anticipate realizing revenues until such time as it
enters into licensing arrangements regarding the
technology and know-how licensed to it (which could
take a number of
years), the Company is mostly dependent upon the
proceeds from the sale of its securities to meet all
of its liquidity and capital resource requirements.
      In February, 1992, the Company received net
proceeds of approximately $13,800,000 from the sale,
in a public offering,
of 517,500 shares of Common Stock and 5,175,000
Warrants. Every ten Warrants entitle the holder to
purchase one additional share of Common Stock at a
price of $46.50 per share prior to February 7, 1996.
                       In June, l995, the Company
                       completed a private offering
whereby it sold 575,000 units at $2.00 per unit.
Each unit consisted of one share of Common Stock and
one Warrant. Each Warrant entitles the holder to
purchase one additional share of Common Stock at a
price of $3.25 per share at any time
prior to June 30, 1997.  See "Selling Shareholders".
      The Company filed an Investigational New Drug
("IND") Application with the FDA in July, 1994.  In
connection with this filing the Company has been
funding a research program designed to refine the
manufacturing process for the Company's MULTIKINE
product so that MULTIKINE will meet anticipated
regulatory requirements. During fiscal 1995 the
Company also plans to provide VTI with the Company's
50% share of the funding needed
to extend VTI's Phase I trials involving HIV-
negative volunteers. It should be noted that
substantial additional funds will be needed for more
extensive clinical trials which will be necessary
before the Company or VTI will be able to apply to
the FDA for approval to sell any products which may
be developed on a commercial basis throughout the
United States. Funds required by VTI for its
research and development program will be supplied by
the Company and Alpha l Biomedicals, Inc. in
accordance with their joint venture agreement
pertaining to VTI.
         There can be no assurance that either the
Company or VTI will be successful in obtaining
approvals from any state, the FDA or any foreign
country to conduct further clinical trials or to
manufacture and sell their products. The lack of FDA
approval for the Company's or VTI's products will
prevent the Company and VTI from generally marketing
their products on an interstate basis in the United
States. Delays in obtaining FDA approval or the
failure to obtain FDA approval may have a material
adverse impact upon the Company's operations.
     In October, 1994, the Company completed the
construction of its own research laboratory in a
facility leased by the Company. The cost of
modifying the leased space and providing the
equipment for the research laboratory was
approximately $1,200,000.  In August 1994 the
Company obtained a credit line in the principal
amount of $1,000,000 to fund the majority of
the costs for the research laboratory.  As of March
31, 1995 the Company had borrowed approximately
$933,000 against this credit line. The loan is due
in 1999 and bears interest at 2% plus the prime
lending rate. The
         Company's research laboratory (PRAL
         Laboratories,
Inc.) will be used to conduct research for the
Company and third parties. The Company began
marketing the laboratory's services to third parties
in early 1995. Although the laboratory has, as of
March 31, 1995, performed only limited commercial
work for third parties, any revenues generated by
the laboratory for services to third parties will
serve to offset the Company's other expenses.
       The Company expects that it will spend
approximately $2,500,000 on research and development
in fiscal 1995.  The Company plans to use its
existing financial resources to fund its research
and development program through December 31, 1995.
         Other than funding its research and
development program and the costs associated with
its research laboratory, the Company does not have
any material capital commitments. The Company
expects that its existing financial resources will
satisfy the Company's
capital requirements through March 31, 1996. In the
absence of revenues, the Company will be required to
raise additional funds through the sale of
securities, debt financing or other arrangements in
order to continue with its research efforts after
that date.  However, there can be no assurance that
such financing will be available or be available on
favorable terms.
    The Company has the ability to significantly
control
the amount and timing of its research and
development expenditures. In general, the Company
attempts to coordinate its research projects so as
to match expenditures with available funding.  The
Company has in the past and may in the future delay
or postpone development and research expenditures if
the Company is unable to secure adequate sources of
funds from internal and external sources. These
delays in development may have an adverse effect on
the Company's ability to produce a timely and
competitive product.  The Company plans to continue
its research projects on a scale consistent with
funds available to the Company.
                      BUSINESS
         CEL-SCI Corporation (the "Company") was
formed as a Colorado corporation during March l983,
to acquire and finance research and development of
natural human interleukin2         ("IL2") and
lymphokine related
products and processes using
the Company's proprietary cell culture technologies.
The Company's proprietary product is sometimes
referred to as MULTIKINETM, or buffy-coat
interleukins, which is a combination, or "cocktail"
of IL-2 and certain lymphokines and cytokines.
MULTIKINE is
a trade name of the Company. The Company was
initially formed
under
the name Interleukin-2, Inc. and changed its name to
CEL SCI Corporation in March,1988.  The compounds,
compositions and
processes, to which the Company has acquired an
exclusive world wide license, are being tested to
determine if they are effective in improving the
immune response of advanced cancer patients.
  Since its inception the focus of the Company's
product development efforts has been on conducting
clinical trials to test its proprietary
technologies. The Company intends to continue
testing its MULTIKINE product in clinical trials
with the objective of establishing its efficacy as
a treatment for solid tumors and possibly other
diseases. An additional aim of the Company is to
further corroborate the present data (obtained in
connection with the Company's research programs
and human clinical trials) in regard to the
ability of MULTIKINE to restore the immune system
of people suffering from certain illnesses.
                          The cost of acquiring
                          its exclusive license
                          and the costs
associated with the clinical trials relating to
the Company's MULTIKINE technologies, the cost of
research at various institutions and the Company's
administrative expenses have been funded with the
public and private sales of shares of the
Company's Common Stock and borrowings from third
parties,
including affiliates of the Company.
         The Company also owns 50% of Viral
Technologies, Inc. ("VTI"), a privately-held
company engaged in the development of a possible
vaccine for AIDS. VTI's technology may also have
application in the treatment of AIDS infected
individuals and the diagnosis of AIDS.  VTI's AIDS
vaccine, HGP30, has completed Phase I human
clinical testing.  In the Phase I trials, the
vaccine was administered to volunteers
who were not infected with the HIV virus in an
effort to determine safe and tolerable dosage
levels. PRODUCT DEVELOPMENT PLAN
      The Company filed an Investigational New
Drug ("IND") Application for MULTIKINE with the
FDA in late July, 1994. In December 1994 the FDA
notified the Company that the Company's IND
application was placed on clinical hold pending
receipt of additional data and modifications to
the Company's manufacturing process. The Company
plans to meet with the FDA to discuss the issues
raised by the FDA.  If the Company's IND
application is approved by the FDA (of which there
is no assurance), the Company will begin human
clinical trials in accordance with protocols
approved by the FDA.  The Company does not know
when the FDA will approve or reject the Company's
IND application.
   In March l995, the Canadian Health Protection
Branch, Health and Welfare Ministry gave clearance
to the Company to start a phase I/II cancer study
using Multikine. The study, which will enroll up
to 30 head and neck cancer patients who have
failed conventional treatments, is expected to be
conducted at the Ottawa Regional Cancer Center and
HotelDieu de Montreal Hospital.  The study is
designed to evaluate safety, tumor responses and
immune responses in patients treated with multiple
courses of Multikine. The length of time that each
patient will remain on the investigational
treatment will depend on the patient's response to
treatment.  In May l995, the U.S. Food and Drug
Administration (FDA) authorized the export of the
Company's Multikine drug to Canada for purposes of
this study.
         Viral Technologies, Inc. ("VTI")
         completed
its Phase I trials in Cali fornia and in April
1995 started a new clinical study with the HGP30
AIDS vaccine.  The study will involve
approximately fifteen HIV negative volunteers who
participated in the 1993 Phase I study. Following
vaccinations with HGP30, certain volunteers will
be asked to donate blood for a SCID mouse HIV
challenge study.  VTI also plans to request
permission from the California Food
and Drug Branch ("FDB") or one or more foreign
countries (none of which have been selected) to
begin Phase I/II human clinical trials with
HIVinfected volunteers. See "Interest in Viral
Technologies" in this section of the Prospectus
for additional information concerning VTI's
product development plan.
         There can be no assurance that either the
         Company or VTI will
be successful in obtaining approvals from the FDA
or any
foreign country
to conduct further clinical trials or to
manufacture
and sell their products.
The lack of FDA approval for the Company's or
VTI's products will prevent the Company and VTI
from generally marketing their products on an
interstate basis in the United States. Delays in
obtaining FDA approval or the failure to obtain
FDA approval may have a material adverse impact
upon the Company's operations. BACKGROUND OF HUMAN
IMMUNOLOGICAL SYSTEM
 The function of the immunological system is to
                           protect the
body against infectious agents, including viruses,
bacteria, parasites and malignant (cancer) cells.
An individual's ability to respond to infectious
agents and to other substances (antigens)
recognized as foreign by the body's immune system
is critical to health and survival. When the
immune response is adequate, infection is usually
combatted effectively and recovery follows. Severe
infection can occur when the immune response is
inadequate. Such immune deficiency can be present
from birth but, in adult life, it is frequently
acquired as a result of intense sickness or as a
result of the administration of chemotherapeutic
drugs and/or radiation.  It is also recognized
that, as people reach middle age and thereafter,
the immune system grows weaker.
 Two classes of white blood cells, macrophages and
lymphocytes, are believed to be primarily
responsible for immunity. Macrophages are
large cells whose principal immune activity is to
digest and destroy infectious agents.  Lymphocytes
are divided into two
sub classes. One sub-class of lymphocytes, B-
cells, produces antibodies in response to
antigens. Antibodies have unique combining sites
(specificities) that recognize the shape of
particular antigens and bind with them.  The
combination of an antibody with an antigen sets in
motion a chain of events which may neutralize the
effects of the foreign substance. The other
subclass of lymphocytes, T cells, regulates immune
responses. T               cells, for example,
amplify or suppress antibody
formation by
Bcells, and can also directly destroy "foreign" cells by activating "killer cells."

         It is generally recognized that the
interplay among T cells, B cells and the
macrophages determines the strength and breadth of
the body's response to infection. It is believed
that the activities of T cells, Bcells and
macrophages are controlled, to a large extent, by
a specific group of hormones called lymphokines.
Lymphokines regulate and modify the various
functions of both T-cells and Bcells. There are
many lymphokines, each of which is thought to have
distinctive chemical and functional properties.
IL-2 is but one of these lymphokines and it is on
IL-2 and its synergy with other lymphokines that
the Company has focused its attention. Scientific
and medical investigation has established that
IL-2 enhances immune responses by causing
activated Tcells
to proliferate.  Without such proliferation no
immune response can be mounted.  Other lymphokines
and cytokines support Tcell and B-cell
proliferation. However, IL2 is the only known
lymphokine or cytokine which causes the
proliferation of Tcells. IL-2 is also known to
activate B-cells in the absence of B-cell growth
factors.
    Although IL-2 is one of the best
characterized lymphokines with anticancer
potential, the Company is of the opinion that to
have optimum therapeutic value, IL-2 should be
administered not as a single substance
but rather as a mixture of IL-2 and certain
lymphokines and cytokines, i.e. as a "cocktail". This
approach, which was pioneered by the Company, makes
use of the synergism between these lymphokines.  It
should be noted however that neither the FDA or any
other agency has determined that the Company's
MULTIKINE product will be effective against any form
of cancer.
 It has been reported by researchers in the field of
    lymphokine
research that IL-2 can increase the number of killer
T cells produced by the body, which improves the
body's capacity to selectively destroy specific tumor
cells. Research and human clinical trials sponsored
by the Company have indicated a correlation between
administration of MULTIKINE to advanced cancer
patients and immunological responses.  On the basis
of these experimental results, the Company believes
that MULTIKINE may have application for the treatment
of solid tumors in humans.
         The Company foresees three potential anti
cancer therapeutic uses for MULTIKINE: (i) direct
administration into the human body (in vivo) as a
modulator of the immune system, (ii) activation of a
patient's white blood cells outside the body with
MULTIKINE, followed by returning these activated
cells to the patient; and (iii) a   combination of
(i) and (ii). RESEARCH AND DEVELOPMENT
In the past, the Company conducted its research pursuant to arrangements with various universities and research organizations. The Company provided grants to these institutions for the conduct of specific research projects as suggested by the Company's scientists based upon the results of previously completed projects.
         More recently the Company has decided to consolidate its research activities in a Company-owned laboratory. The Company believes that this new approach will be more effective in terms of both cost and performance.
      Between 1983 and 1986 the Company was primarily involved in funding pre-clinical and Phase I clinical trials of its proprietary MULTIKINE technologies.
These trials were conducted at St. Thomas's Hospital
Medical School located in London, England under the direction of Dudley C. Dumonde, M.D., PhD., a former member of the SAB, and pursuant to approvals obtained from England's Department of Health and Social Security.
  In the Phase I trial in England (completed in
                          1987), forty
nine patients suffering with various forms of solid cancers, including malignant melanoma, breast cancer, colon cancer, and other solid tumor types were treated with MULTIKINE. The product was administered directly into the lymphatic system in a number of patients. Significant and lasting lymphnode responses, which are considered to be an indication of improvement in the patient's immune responses, were observed in these patients. A principal conclusion of the Phase I trials was that the side effects of the Company's products in forty nine patients were not severe, the treatment was well tolerated and there was no long-term toxicity.
       The results of the Phase I clinical study were encouraging, and as a result the Company, through members of its SAB and consulting experts, established protocols for future clinical trials. In
November, 1990, the Florida Department of Health and
Rehabilitative Services ("DHRS") gave the physicians at a southern Florida medical institution approval to start a clinical cancer trial in Florida using the Company's MULTIKINE product. The focus of the trial was unresectable head and neck cancer (which is presently untreatable) and was the first time that the natural MULTIKINE was administered to cancer patients in a clinical trial in the United States.
         Four patients with regionally advanced
squamous cell cancer of the head and neck were treated with the Company's MULTIKINE product. The patients had previously received radical surgery followed by x-ray therapy but developed recurrent tumors at multiple sites in the neck and were diagnosed with terminal cancer. The patients had low levels of lymphocytes and evidence of immune deficiency (generally a characteristic of this type of cancer).
     Three of the four patients treated with the Company's MULTIKINE product generated significant biological responses as a result of the treatment. Negligible side effects were observed and the patients were treated as outpatients. Notwithstanding the above, it should be noted that these trials were only preliminary and were only conducted on a small number of patients. It remains to be seen if MULTIKINE will be effective in treating any form of cancer.
      See "Product Development Plan" above for
       information
concerning the Company's future research and development plans.
    Proof of efficacy for anti-cancer drugs is a
       lengthy and
complex process. At this early stage of clinical investigation, it remains to be proven that MULTIKINE will be effective against any form of cancer. Even if some form of
MULTIKINE is found to be effective in the treatment of cancer, commercial use of MULTIKINE may be several years away due to extensive safety and effectiveness tests that would be necessary before required government approvals are obtained. It should be noted that other companies and research teams are actively involved in developing treatments and/or cures for cancer, and accordingly, there can be no assurance that the Company's research efforts, even if successful from a medical standpoint, can be completed before those of its competitors.
    Since 1983, approximately $8,830,000 has been
       expended
on Companysponsored research and development, including approximately $2,896,000, $1,307,000, and
$48l,700
during the years ended September 30, 1994, 1993 and 1992, respectively. The foregoing amounts do not include amounts spent by Viral Technologies, Inc. on research and development. Since May, 1986 (the inception of VTI) through September 30, 1994, VTI has spent approximately
$2,363,000 on research and development.
The Company has established a Scientific Advisory
Board ("SAB") comprised of scientists distinguished in biomedical research in the field of lymphokines and related areas. From time to time, members of the SAB advise the Company on its research activities and keep the Company informed of current developments in the area of lymphokine research.
Institutions with which members of the SAB are affiliated have and may in the future conduct
Companysponsored research. The SAB has in the past and may in the future, at its discretion, invite other scientists to opine in confidence on the merits of the Companysponsored research. Members of the SAB receive $500 per month from the Company and have also been granted options (for serving as members of the SAB) which collectively allow for the purchase of up to 15,000 shares of the Company's Common Stock. The options are exercisable at prices ranging from $13.80 to $16.50 per share.
       The Company has reached an understanding with its SAB members which permits them to publish in scientific publications the results of research sponsored by the Company. Members of the SAB have agreed to bring to the attention of the Company potentially patentable aspects of technology and knowhow developed from the Companysponsored research and to consult with the Company prior to publishing results of such research. The Company in turn has agreed, if it is determined to be beneficial to do so, to apply for patent protection as promptly as practicable so as to avoid or keep to a minimum any delay in publishing material of scientific importance.
         The members of the Company's SAB are:
      Dr. Michael Chirigos former head of the Virus and Disease Modification Section, National Institutes of Health (NIH), National Cancer Institute (NCI) from
1966 1981 and the Immuno Pharmacology Section, NHI,
NCI, Biological Response Modifier Program until 1985.

       Dr. Evan M. Hersh Vice-Chairman, Department of
Internal Medicine, Chief, Section of
Hematology/Oncology, Department of Internal Medicine,
Tucson, AZ.  Director of Clinical Research, Arizona
Cancer Center, Tucson.
    Dr. Michael J. Mastrangelo Director, Division of
                         Medical
         Oncology,
and Professor of Medicine, Jefferson Medical College,
Philadelphia, Pennsylvania.

     Dr. Alan B. Morris, PhD. Professor, Department
                        of Biological
Sciences, University of Warwick, Coventry, U.K.
INTEREST IN VIRAL TECHNOLOGIES, INC.
         Viral Technologies, Inc., ("VTI") a Delaware
corporation 50% owned by the Company and 50% owned by
Alpha 1 Biomedicals,
Inc.,is developing a vaccine technology, originally
developed by Alpha 1 Biomedicals, that may prove of
commercial value in the prevention, diagnosis and
treatment of AIDS.  VTI holds the proprietary rights
to certain synthesized components of the p17 gag
protein,
         which is the outer core region of the AIDS
         virus (HIV-1). VTI is involved in the
         development of a prototype
preventive and therapeutic vaccine against AIDS that
is based on HGP-30, a thirty amino acid synthetic
peptide derived from the p17 region of the AIDS
virus. Evidence com piled by scientists at George
Washington University from toxicology studies with
different animal species indicates that the HGP30
prototype vaccine does not appear to be toxic
in animals. The HGP30 vaccine being tested differs
from most other vaccines candidates in that its
active component, the HGP-30 peptide, is derived from
the p17 core protein particles of the virus. Since
HGP30 is a totally synthetic molecule containing no
live virus, it cannot cause infection. Unlike the
envelope (i.e. outside) proteins, the p17 region of
the AIDS virus appears to be relatively nonchanging.
As a result, and as reported in the May, 1986 issue
of Science magazine, the development of an AIDS
vaccine that would protect against all strains may be
possible. In
January, 1991, VTI was issued a United States patent
covering the production, use and sale of HGP-30.  HGP
30 may also be effective in treating persons infected
with the AIDS virus.
         Approval to start Phase I human clinical
trials in Great Britain using VTI's prototype AIDS
vaccine HGP30 was granted in April 1988.  The trial,
the first in the European common market, began in May
1989 with 18 healthy (HIVnegative) volunteers given
three different dosages and was completed in December
1990.  The trial results indicated that five of eight
volunteers vaccinated with HGP-30, and whose blood
samples were able to be tested, produced "killer" T
cell responses. The vaccine also elicited
proliferative responses in 7 out of 9  vaccinated
volunteers and antibody responses in 15 out
of 18 vaccinated volunteers.
  In March, 1990, the California Department of Health
Services Food and Drug Branch (FDB) approved the
first human testing (Phase I trials) in the United
States of HGP30. The trials were conducted by
scientists at the University of Southern California
and San Francisco General Hospital. Twentyone healthy
HIV-negative volunteers at medical centers in Los
Angeles and San Francisco received escalating doses
of HGP30 with no clinically significant adverse side
effects. The clinical studies confirmed earlier
clinical trials in London. Further, in a pilot
experiment in a SCID mouse model (a genetically
engineered mouse able to accept a human immune
system, e.g., blood),
animals given blood cells from one vaccinated
volunteer showed that 75% of the SCID mice were
protected from live HIV virus challenge compared to
25% of the mice receiving cells from a normal donor.
While this is a promising observation, more studies
need to be conducted before any conclusions can be
drawn from this test.
In April 1995 VTI began another clinical trial using
volunteers who will receive two vaccinations.  The
volunteers who originally received the two lowest
dosage levels will be asked to donate blood for a
SCID mouse HIV challenge study.
In 1995, VTI also plans to request regulatory
approval for an HIVpositive clinical trial.  No
assurance can be given that approvals to conduct
additional clinical trials will be obtained in a
timely fashion, if at all. In addition, VTI's AIDS
vaccine/treatment is only in the initial stages of
testing and it remains to be seen if the
vaccine/treatment will be effective against the AIDS
virus.
         Although there has been important
independent research showing the possible
significance of the p17 region of HIV-1, there can be
no assurance that any of VTI's technology will be
effective in the prevention, diagnosis or treatment
of AIDS. There can be no assurance that other
companies will
not develop a product that is more effective or that
VTI ultimately will be able to develop and bring a
product to market in a timely manner that
would enable it to derive commercial benefits.
         VTI's research and development efforts are
presently focused on the evaluation of second
generation formulations and delivery systems for HGP
30 and related peptides to enhance HIV specific
cellular immune responses.
         Pursuant to agreement between the parties,
the Company and Alpha 1 are each entitled to appoint
two of VTI's four directors. Maximilian de Clara and
Geert Kersten, the Company's President and Chief
Operating Officer, respectively, serve as two of the
four directors of VTI. The other two directors are
representatives of Alpha 1.  In May, 1994, Mr.
Kersten was appointed the President of VTI. The
Company and Alpha 1 each have a first right-of-
refusal to purchase the other party's shares should
such other party elect to sell such shares. As VTI is
a Delaware corporation, matters pertaining to VTI's
research program and other operations are determined
by VTI's board of directors, subject to shareholder
approval when necessary. The parties have also agreed
that certain disputes involving the operations of
VTI, if such disputes cannot be resolved between the
parties, will be settled by arbitration. Matters
which are subject to arbitration include the merger,
consolidation, or dissolution of VTI, the payment of
dividends, or the sale or licensing of VTI's
technology.  As of the date of this prospectus, no
arbitration proceedings have been held.
   In August 1995 the Company and Alpha 1 reached a
tentative agreement whereby the Company would acquire
Alpha 1's interest in VTI in consideration for shares
of the Company's Common Stock. The completion of this
transaction is subject to a number of conditions,
including the execution of a definitive agreement
among the parties. COMPOUNDS AND PROCESSES LICENSED
TO THE COMPANY
         The Company has acquired from Sittona
Company, B.V., a Netherlands corporation ("Sittona"),
the exclusive worldwide rights to patented IL-2
compounds, compositions and other processes and other
lymphokinerelated compounds, compositions and
processes which are the subject of various patents,
patent applications and disclosure documents filed
with the United States Patent and Trademark Office as
well as similar agencies of various foreign
countries. Sittona acquired its rights in the
foregoing products and technology from Hooper Trading
Company N.V., and Shanksville Corporation N.V., both
Netherland Antilles
corporations. Pursuant to the terms of the license,
the Company must pay to Sittona a royalty of l0% of
all net sales received by the Company in connection
with the manufacture, use or sale of the licensed
compounds, compositions and processes and a royalty
of l5% of all license fees and royalties received by
the Company in connection with the grant by the
Company of any sublicenses for the manufacture, use
or sale of the licensed compounds,
compositions and processes.  On November 30, l983, a
$l.4 million advance royalty was paid by the Company
to Sittona to acquire the license. The license also
requires the Company to bear the expense of
preparing, filing and processing patent applications
and to obtain
and maintain patents in the United States and foreign
countries on all
inventions, developments and improvements made by or
on behalf of the Company relating to the licensed
compounds, compositions and processes. In this regard
the Company has caused patent applications to be
filed in several foreign countries and has undertaken
the processing of previously filed patent
applications. The exclusive license is to remain in
effect until the expiration or abandonment of all
patent rights or until the compounds, compositions
and processes enter into the public domain, whichever
is later.  Sittona may also terminate the license for
breach of the agreement, fraud on the part of the
Company, or the bankruptcy or insolvency of the
Company. Sittona, Hooper Trading Company and
Shanksville Corporation are all controlled by
Maximilian de Clara, the Company's President. See
Item 13 of this report.
  In 1987 a German company filed an opposition with
  the
European
Patent Office with respect to one of the Company's
European patents, alleging that certain aspects of
the patent in question were previously disclosed by
the inventors during a conference held in Germany.  A
hearing on the opposition was held and on October 12,
1990 the European Patent Office rejected the
opposition. The German company filing the opposition
has appealed the decision of the European Patent
Office.  In 1992 the Company's process claims in the
patent were upheld, while two minor claims were
denied.  The Company does not believe that the
European Patent Office denial of these two minor
claims impairs the value of this patent in any
significant degree.
          Process for the Production of IL-2 and IL-2
    Product The Company's exclusive license includes
    processes for the
production in high yields of natural human IL-2 using
cell culture techniques applied to normal human
cells. The Company believes that these production
methods have advantages to those currently in use.
Based upon the results of the Company's research and
human clinical trials, the Company believes that
"natural" IL-2 produced by cell culture technologies,
such as the Company's proprietary products, may have
advantages over genetically engineered,
bacteriaproduced IL-2 ("recombinant IL-2")
manufactured by other companies. There are basically
two ways to produce IL-2 on a commercial scale: (1)
applying genesplicing techniques using bacteria or
other micro organisms to produce recombinant IL-2;
or, (2) applying cell culture technology using
mammalian cells. Substantive differences exist
between recombinant IL-2 and IL-2 produced through
cell culture technology. For example: (1) cell
cultured IL2   is glycosylated (has sugars attached).
Sugar
attachments play a crucial role in cell recognition
and have a significant effect on how fast a body
clears out proteins. Proteins produced through
bacteria have no sugar attachments and while
recombinant IL-2 products produced from recombinant
yeast or insect cells are glycosylated, they are not
so to the right degree, or at the right locations.
Cell cultured IL-2 has the "right" sugar attachments
at the right places; (2) there are also structural
differences related to folding (the way human
proteins work depends on their sequence folding); and
(3) the cell cultured IL-2 "cocktail" is administered
in small dosages as pioneered
by Company researchers. This formulation and dosage
mimics the way immune regulators are naturally found
and function within the body. This stands in stark
contrast to the huge
dosages required when recombinant IL-2 is
administered to patients.  In addition, patients
treated with recombinant IL2 usually suffer severe
side effects. Although mammalian cells (other than
human cells) could be genetically engineered to
produce glycosylated IL-2 in larger quantities than
are produced by the Company's method, such mammalian
cells could not be genetically engineered to produce
the combination of human lymphokines and cytokines,
which together with human glycosylated IL-2 form the
MULTIKINE product used by the Company. The Company is
of the opinion that glycosylated IL-2 genetically
produced from mammalian cells must be administered in
large dosages before any benefits are observed.  Even
then, the Company believes that only a small
percentage of patients will benefit from treatments
consisting only of glycosylated IL-2.  In addition,
large dosages of glycosylated IL-2 can, as with
recombinant IL2, result in severe toxic reactions. In
contrast, the Company believes the synergy between
glycosylated IL-2 and certain other lymphokines/
cytokines allows MULTIKINE to be administered in low
dosages, thereby avoiding the severe toxic reactions
which often result when IL-2 is administered in large
dosages.
 The technology licensed to the Company includes the
basic production method employing the use of normal
white blood cells,
an improved production method based in part on this
basic production method, a serum-free and mitogen
free IL-2 product, and a method for using this
product in humans. Mitogens are used to stimulate
cells to produce specific materials (in this case, IL-
2). Mitogens remaining in the product of cell
stimulation can cause allergic and anaphylactic
reactions if not removed from the cell product prior
to introduction into the body.
         The Company's license also pertains to a
cell culture process for producing interleukin-2 and
another type of cell process for producing serumfree
and mitogen free interleukin-2 preparations which
avoids a mitogen stimulation step and uses
interleukin-
1 and white blood cells.
      The Company's license further includes a
process for suppressing graft rejection in organ
transplantation. This process employs the use of an
agent which blocks the activity of IL-2 in
proliferating T-cells which would otherwise destroy
the transplanted organ.  The Company regards further
research and development of this process to involve
a financial commitment beyond its present ability;
thus while the Company intends to attempt to enter
into licensing arrangements with third parties
concerning this process, it does not presently
intend to conduct further research into, or
development of, this process.
       Patent Position of Viral Technologies, Inc.'s
HGP 30. In January, 1991, VTI was awarded a U.S.
patent covering the exclusive production, use and
sale of HGP 30. This patent is thought to be the
first U.S. patent for a portion of a "core" protein
of the HIV virus. In February, 1993, VTI was awarded
a European patent covering HGP-30 and certain other
peptides. GOVERNMENT REGULATION
     The investigational agents and future products
of the Company are regulated in the United States
under the Federal Food, Drug and Cosmetic Act, the
Public Health Service Act, and the laws of certain
states. The Federal Food and Drug Administration
(FDA) exercises significant
regulatory control over the clinical investigation
and manufacture of pharmaceutical products.
         Prior to the time a pharmaceutical product
can be marketed in the United States for therapeutic
use, approval of the FDA must normally be obtained.
Certain states however have passed laws which allow
a state agency having functions similar to the FDA
to approve the testing and use of pharmaceutical
products within the state.  In the case of either
FDA or state regulation, preclinical testing
programs on animals, followed by three phases of
clinical
testing on humans, are typically required in order
to establish product safety and efficacy.
       The first stage of evaluation, preclinical
testing, must be conducted in animals.  After lack
of toxicity has been demonstrated, the test results
are submitted to the FDA (or state regulatory
agency) along with a request for approval for
further testing which includes the protocol that
will be followed in the initial human clinical
evaluation. If the applicable regulatory authority
does not object to the proposed experiments, the
investigator can proceed with Phase I trials.
Phase I trials consist of pharmacological studies on
a relatively few number of humans under rigidly
controlled conditions in order to establish lack of
toxicity and a safe dosage range.
         After Phase I testing is completed, one or
more Phase II trials are conducted in a limited
number of patients to test the product's ability to
treat or prevent a specific disease, and the results
are analyzed for clinical efficacy and safety. If
the results appear to warrant confirmatory studies,
the data is submitted to the applicable regulatory
authority along with the protocol for a Phase III
trial. Phase III trials consist of extensive studies
in large populations designed to assess the safety
of the product and the most desirable dosage in the
treatment or prevention of a specific disease. The
results of the clinical trials for a new biological
drug are submitted to the FDA as part of a product
license application ("PLA").
      In addition to obtaining FDA approval for a
product, a biologics establishment license
application ("ELA") must be filed in order to obtain
FDA approval of the testing and manufacturing
facilities in which the product is produced.  To the
extent all or a portion of the manufacturing process
for a product is handled by an entity other than the
Company, the Company must similarly receive FDA
approval for the other entity's participation in the
manufacturing process.  Domestic manufacturing
establishments are subject to inspections by the FDA
and by other Federal, state and local agencies and
must comply with Good Manufacturing Practices
("GMP") as appropriate for production.  In complying
with GMP regulations, manufacturers must continue to
expend time, money and effort in the area of
production and quality control to ensure full
technical compliance.
 The process of drug development and regulatory
approval requires substantial resources and many
years. There can be no assurance that regulatory
approval will ever be obtained for products
developed by the Company. Approval of drugs and
biologicals by regulatory authorities of most
foreign countries must also be obtained prior to
initiation of marketing in those countries.  The
approval process varies from country to country and
the time period required in each foreign country to
obtain approval may be longer or shorter than that
required for regulatory approval in the United
States.
The human clinical trials in Florida were authorized
pursuant to applications filed by physicians at a
southern Florida medical institution with the
Florida Department of Health and Rehabilitative
Services ("DHRS"). VTI's Phase I clinical trials
were conducted pursuant to approvals obtained from
the California Department of Health Services Food
and Drug Branch. None of the clinical trials
involving the Company's MULTIKINE product (including
the prior trials conducted in London, England) have
been conducted under the approval of the FDA and
there are no assurances that clinical trials
conducted under approval from state authorities or
conducted in foreign countries will be accepted by
the FDA. Product licensure in a foreign country or
under state authority does not mean that the product
will be licensed by the FDA and there are no
assurances that the Company will receive any
approval of the FDA or any other governmental entity
for the manufacturing and/or marketing of a product.
Consequently, the commencement of the manufacturing
and marketing of any Company product is, in all
likelihood, many years away. COMPETITION AND
MARKETING
      Many companies, nonprofit organizations and
governmental institutions are conducting research on
lymphokines.  Competition in the development of
therapeutic agents and diagnostic products
incorporating lymphokines is intense.  Large, well
established pharmaceutical companies are
engaged in lymphokine research and development and
have considerably greater resources than the Company
has to develop products.  The establishment by these
large companies of in house research groups and of
joint research ventures with other entities is
already occurring in these areas and will probably
become even more prevalent.  In addition, licensing
and other collaborative arrangements between
governmental and other nonprofit institutions and
commercial enterprises, as well as the seeking of
patent protection of inventions by nonprofit
institutions and researchers, could result in strong
competition for the Company.  Any new developments
made by such organizations may render the Company's
licensed technology and know-how obsolete.
         Several biotechnology companies are
producing IL 2 like compounds. The Company believes,
however, that it is the only producer of a patented
IL-2 product using a patented cell culture
technology with normal human cells. The Company
foresees that its principle competition will come
from producers of genetically engineered IL-2like
products. However, it is the Company's belief, based
upon growing scientific evidence, that its natural
IL-2 products have advantages over the genetically
engineered, IL2-like products.  Evidence indicates
that
genetically engineered, IL-2like products, which
lack sugar molecules and are typically not water
soluble, may be recognized by the immunological
system as a foreign agent, leading to a measurable
antibody build up and thereby possibly voiding their
therapeutic value. Furthermore, the Company's
research has
established that to have optimum therapeutic value
IL2 should be administered not as a single substance
but rather as an IL2 rich mixture of certain
lymphokines and other proteins, i.e. as a
"cocktail". If these differences
prove to be of importance, and if the therapeutic
value of its MULTIKINE product is conclusively
established, the Company believes it will be able to
establish a strong competitive position in a future
market.
         The Company has not established a
definitive plan for marketing nor has it established
a price structure for the Company's saleable
products. However, the Company intends, if the
Company is in a position to begin commercialization
of its products, to enter into written marketing
agreements with various major pharmaceutical firms
with established sales forces. The sales forces in
turn would probably target
the Company's products to cancer centers, physicians
and clinics involved in immunotherapy.
         Competition to develop treatments for the
control of AIDS is intense. Virtually all of the
pharmaceutical and biotechnology companies around
the world are devoting substantial sums to the
exploration and development of tech nologies useful
in these areas. VTI's development of its
experimental HGP-30 AIDS Vaccine, if successful,
would likely face intense competition from other
companies seeking to find alternative or better ways
to prevent and treat AIDS.
       Both the Company and VTI may encounter
         problems,
delays and additional expenses in developing
marketing plans with outside firms. In addition,
the Company and VTI may experience other
limitations involving the proposed sale of their
products, such
as uncertainty of third-party reimbursement. There
is no assurance that the Company or VTI can
successfully market any products which they may
develop or market them at competitive prices.
         The clinical trials funded to date by the
         Company
and VTI have not been approved by the FDA, but
rather have been conducted pursuant to approvals
obtained from regulatory agencies in England and
certain states. Since the results of these
clinical trials may not be accepted by the FDA,
companies which are conducting clinical trials
approved by the FDA may have a competitive
advantage in that the products of such companies
are further advanced in the regulatory process
than those of the Company or VTI. PROPERTIES
  The Company's MULTIKINE product used in its pre
clinical and Phase I clinical trials in England
was manufactured at a pilot plant at St. Thomas'
Hospital Medical School using the Company's
patented production methods and equipment owned by
the Company. The MULTIKINE product used in the
Florida clinical trials was manufactured in
Florida. In February, 1993, the Company signed an
agreement with a                       third party
whereby the third party constructed a
facility designed to produce the Company's
MULTIKINE product.  The Company paid the third
party the cost of constructing this
facility (approximately $200,000) in accordance
with the Company's specifications.
      In October, 1994 the Company completed
the construction of a research laboratory in
space leased by the Company.  The cost of
modifying and equipping this space for the
Company's purposes was approximately
$1,200,000.
   The Company leases office space at 66 Canal
Center Plaza, Alexandria, Virginia at a
monthly rental of approximately $8,000 per
month. The Company believes this arrangement
is adequate for the conduct of its present
business. MANAGEMENT
Officers and Directors
    Name                     Age
Position
     Maximilian de Clara       65
Director
and President
Geert R. Kersten, Esq.    36       Director,
Chief Executive

Officer, Secretary
 and Treasurer Patricia B. Prichep  42   Vice
    President of
    Operations
    M. Douglas Winship        45       Vice
President
of
Regulatory
                                       Affairs and
    Quality Assurance Dr. Eyal Talor  37    Vice
    President of
    Research
    and
Manufacturing
    Dr. Suzanne Beckner       44       Vice
President
of
Clinical
Development
     Mark V. Soresi            41       Director
    F. Donald Hudson          61
Director
    Edwin A. Shalloway        60
Director
     The directors of the Company serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The officers of the Company serve at the discretion of the Company's directors.
       Mr. Maximilian de Clara, by virtue of his position as an officer and director of the Company and his stock ownership, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.
 The principal occupations of the Company's officers
   and
directors, during the past several years, are as follows:

         Maximilian de Clara.  Mr. de Clara has been
a director of the Company since its inception in
March, l983, and has been president of
the Company since July, l983.  Prior to his
affiliation with the Company, and since at least
l978, Mr. de Clara was involved in the management of
his personal
investments and personally funding research in the
fields of biotechnology and biomedicine. Mr. de
Clara attended the medical school of the University
of Munich from l949 to l955, but left before he
received a     medical degree. During the summers of
l954 and l955,
he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order
"Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.
        Geert R. Kersten, Esq.  Mr. Kersten was
Director
of Corporate and Investment Relations for the Company between February, 1987 and October, 1987. In
October of 1987, he was appointed Vice President of Operations. In December, 1988, Mr. Kersten was appointed director of the Company. Mr. Kersten also became the Company's secretary and treasurer in 1989. In May, 1992, Mr. Kersten was appointed Chief
Operating Officer and in February, 1995, Mr. Kersten became the Company's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of the Company.
Mr. Kersten attended George Washington University in
Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.
         Patricia B. Prichep has been the Company's
Vice President of Operations since March, 1994.
Between December, 1992 and March, 1994, Ms. Prichep was the Company's Director of Operations. From June,
1990 to December, 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's
Management, Systems and Support Department. Between
1982 and 1990, Ms. Prichep was Vice President and
Operations Manager for Source Capital, Ltd.
 M. Douglas Winship has been the Company's Vice
President of Regulatory Affairs and Quality
Assurance since April, 1994. Between 1988 and April,
1994, Mr. Winship held various positions with Curative Technologies, Inc., including Vice
President of Regulatory Affairs and Quality
Assurance (1991 1994).
  Dr. Eyal Talor has been the Company's Vice
  President
of Research and Manufacturing since March, 1994.
From October, 1993 until March, 1994, Dr. Talor was
Director of Research, Manufacturing and Quality
Control, as well as the Director of the Clinical
Laboratory, for Chesapeake Biological Laboratories,
Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (19911993) and
Clinical Laboratory (19921993).  During 1992 and
1993, Dr. Talor was also the Regulatory Affairs and
Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the John Hopkins
University, including course coordinator for the School of Continuing Studies (1989Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (19871991), and associate professor (1991 Present).
      Dr. Suzanne Beckner has been the Company's
Vice President of Clinical Development since July
1994. From 1993 until joining the Company Dr.
Beckner served as Vice President of Development at Alpha I Biomedical. From 1989 to 1992, she held positions with Life Technologies, Inc. as Research
Director and then as Business
Director of the Cellular Biochemistry Products business segment. From 1988 to 1989, she held a research management position with Biotherapeutics,
Inc.
         Mark V. Soresi.  Mr. Soresi became a
director of the Company in July, 1989.  In 1982, Mr.
Soresi founded, and since that date has
been the president of the Soresi Chemical Group, Inc., operating as Eastern Chemical Waste Systems.
Eastern Chemical Waste Systems is involved in the clean-up of hazardous and toxic waste dump sites.
Mr. Soresi attended
George Washington University in Washington, D.C.
where he earned a Bachelor of Science in Chemistry.
F. Donald Hudson. F. Donald Hudson has been a director of the Company since May, 1992. Between
1990 and 1993, Mr. Hudson was President and Chief
Executive Officer of Neuromedica, Inc., a development stage company engaged in neurological research. Until January, 1989, Mr. Hudson served as
Chairman and Chief Executive Officer of Transgenic
Sciences, Inc. (now TSI Corporation), a publicly held biotechnology corporation which he founded in January, 1987. From October, 1985 until January,
1987, Mr. Hudson was a director of Organogenesis, Inc., a publicly held biotechnology corporation of which he was a founder, and for five years prior thereto was Executive Vice President and a director of Integrated Genetics, Inc., a corporation also engaged in biotechnology which he co-founded and which was publicly traded until its acquisition in 1989 by Genzyme, Inc. Mr. Hudson is also a director of VIMRx Pharmaceuticals, Inc.
         Edwin A. Shalloway, Esq. Mr. Shalloway has been a
director of the Company since May, 1992.  Mr.
Shalloway is and has been since 1964, a partner in the law firm of Sherman and Shalloway which specializes in matters of patent law. Mr. Shalloway attended the University of Georgia where he earned a Bachelor of Science and Bachelor of Arts degrees.
Mr. Shalloway received his law degree from the American University in Washington, D.C. Mr.
Shalloway is also the President of the International
Licensing Society.
                             All of the Company's
                             officers devote
                             substantially all of
                             their
timeon the Company's business. Messrs. Soresi, Hudson and Shalloway, as directors, devote only a minimal amount of time to the Company.
The Company has an audit committee whose members are
                             Geert R.
Kersten, F. Donald Hudson and Edwin A. Shalloway.
Executive Compensation

 The following table sets forth in summary form the
compensation received by (i) the Chief Executive
Officer of the
Company and (ii) by each other executive officer of
the Company who received in excess of $100,000
during the fiscal year ended September 30,    1994.
                        Annual Compensation
Long
Term
Compensation
                                               ReAll
Other            stric-        Other
                                    Annual   ted
                                   LTIP Com Compen
                                   Stock Options Pay-
pensa Name and Princi-Fiscal  Salary  Bonus sation
Awards Granted outs tion pal Position    Year  (1)
(2)
(3)   (4)
(5)
(6)   7)

Maximilian de
  Clara,          1994           $93,752
70,000
- -
- -
President        1993         -     $59,376
- -
- -
- -
                 1992         -     $21,791
70,000
- -
Geert R. Kersten,1994  $182,539 -   $ 8,183
50,000
$4,497
Chief Operating  1993  $163,204 -   $ 6,046
$3,289
Officer, Secretary 1992 $126,304   $ 6,133
50,000
- -
and Treasurer
(1) The dollar value of base salary (cash and non
cash) received. (2) The dollar value of bonus (cash
and non cash) received.
(3) Any other annual compensation not properly
    categorized as salary or bonus, including
    perquisites and other personal benefits,
    securities or property. Amounts in the table
    represent automobile, parking and other
    transportation expenses.
(4) During the period covered by the Table, no
shares of restricted
    stock were issued as compensation for services
    to the persons listed in the table.  As of
    September 30, 1994, the number of shares of the
    Company's common stock, owned by the officers
    included in the table above, and the value of
    such shares at such date, based upon the market
    price of the Company's common stock were:
          Name                       Shares
      Value Maximilian de Clara         30,370
         $ 200,500
Geert R. Kersten           161,536        $1,066,000

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the Table.
(6) "LTIP" is an abbreviation for "Long-Term
    Incentive Plan". An LTIP is any plan that is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. Amounts reported in this column represent payments received during the applicable fiscal year by the named officer pursuant to an LTIP.

(7) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, andthe dollar value of any insurance premiums paid by, or on behalf of, the Company with respect
                         to
   term life insurance for the benefit of the namedexecutive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company. Amounts in the table represent contributions made by the Company to a 401(k) pension plan on behalf of Mr. Kersten.
Long Term Incentive Plans Awards in Last Fiscal Year
         None.
Employee Pension, Profit Sharing or Other Retirement
Plans

 During 1993 the Company implemented a defined contribution retirement plan, qualifying under
Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees.
The employer contribution per year is equal to the lesser of up to 3% of each participant's salary or 50% of the employee's contribution. The 1994 expenses for this plan were $16,160. Other than the 401(k) Plan, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan.
Compensation of Directors
         Standard Arrangements.  The Company
currently pays its directors $1,000, plus expenses, for each meeting of the Board of Directors which they attended. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.
         Other Arrangements. The Company has from time to time granted options to its outside directors, Mr. Soresi, Mr. Hudson and Mr. Shalloway.
See Stock Options below for additional information concerning options granted to the Company's directors. Employment Contracts

  Effective August 1, 1994, the Company entered into
a three year employment agreement with Mr. Kersten.
The employment
agreement provides
that during the period between August 1, 1994 and
July 31, 1995, the Company will pay
Mr. Kersten an annual salary of $198,985. During the
years ending August 31, 1996 and 1997, the Company
will pay Mr. Kersten a salary of $218,883 and
$240,771 respectively.  In the event that there is a
material reduction in Mr. Kersten's authority,
duties or activities, or in the
event there is a change in the control of the
Company, then the agreement allows Mr. Kersten to
resign from his position at the Company and receive
a  lump-sum payment from the Company equal to 18
months salary. For purposes of the employment
agreement, a change in the control of the Company
means the sale of more than 50% of the outstanding
shares of the Company's Common Stock, or a change in
a majority of the Company's directors.
Pursuant to the agreement, the Company also agreed
to grant Mr. Kersten, in accordance with the
Company's 1994 Incentive Stock Option Plan, options
to purchase 50,000 shares of the Company's Common
Stock. Compensation Committee Interlocks and Insider
Participation
 The Company has a compensation committee comprised
                           of all
of the Company's directors, with the exception of
Mr. Kersten. During the year ended September 30,
1994, Mr. de Clara was the only officer
participating in deliberations of the Company's
compensation committee concerning executive officer
compensation. See "Transactions with Related
Parties" in this section of the Prospectus for
information concerning transactions between the
Company and Mr. de Clara.
      During the year ended September 30, 1994, no
director of the Company was also an executive
officer of another entity, which had an executive
officer of the Company serving as a director of such
entity or as a             member of the
compensation committee of such entity.
Stock Options
  The following tables set forth information
                           concerning the
options granted, during the fiscal year ended
September 30, 1994, to the
Company's President and Chief Operating Officer, and
the fiscal year end
value of all unexercised options (regardless of when
granted) held by these persons.
Options Granted During Fiscal Year Ending September
                                         30, l994
                                         Potential
                  Individual Grants
Realizable
Value
at
                     % of Total
Assumed
Annual
Rates
                Options      of Stock Price
                    Granted to  Exercise
Appreciation
for Options  Employees in  Price Per Expiration
Option Term (2) Name                     Granted (#)
Fiscal Year  Share (1)
Date 5%
10% Maximilian
de Clara     70,000      44%       $2.87
7/29/04
$110,600
$272,811
Geert R.
Kersten      50,000      32%       $2.87
7/29/04
$ 79,000
$194,865

(1) In June 1995 the Company's directors lowered the
exercise price of these options from $8.70 per share
to $2.87 per share. (2) The potential realizable
value of the options shown in the table assuming the
market price of the Company's Common Stock
appreciates in value from the date of the grant to
the end of the option term at 5% or 10%.
                   Option Exercises and Year End
Option Values
                                               Value
                                              of
                                              Unexer
                                              cised
                                              In
                                                  th
                                                  e
                                                  Mo
                                                  ne
                                                  y
                                                  Nu
                                                  mb
                                                  er
                                                  of
                                                  Op
                                                  ti
                                                  on
                                                  s
                               Unexercised    at
Fiscal
Options YearEnd
                           Shares
(3)
(4)
                    Acquired   Value
                    on Exercise Realized
Exercisable/ Exercisable/ Name
(1)
(2)
Unexercisable
nexercisable

Maximilian de Clara
85,000/70,000 $313,650/$258,300
Geert R. Kersten
108,250/66,500
$399,442/$245,385

(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 1994. (2) With respect to options exercised during the Company's fiscal year ended September 30, 1994, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.
(3) The total number of unexercised options held as of September 30, 1994, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September
30, 1994, the aggregate dollar value of the excess of the market value of the stock underlying those options (as of September 30, 1994) over the exercise price of those unexercised options. Values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on September 30, 1994. In June 1995 the Company lowered the exercise price on all options granted to Mr. de
Clara and Mr. Kersten to $2.87 per share. The amounts in this column have been computed using the assumption that the $2.87 exercise price was in effect at September 30, 1994. Stock Option and Bonus
Plans
         The Company has two Incentive Stock Option
Plans, three Non Qualified Stock Option Plans and a
Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".
        Incentive Stock Option Plan.  The two
         Incentive Stock
Option Plans collectively authorize the issuance of up to 200,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only
Company employees may be granted options pursuant to the Incentive Stock Option Plan.
 To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates: (a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to the death or permanent and total disability);

(b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's permanent and total disability;

(c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;
 The total fair market value of the shares of Common
                        Stock
(determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

       Options may not be exercised until one year
following the date of grant.  Options granted to an
employee then owning more than 10% of the Common
Stock of the Company may not be exercisable by its
terms after five years from the date of grant.  Any
other option granted pursuant to the Plan may not be
exercisable by its terms after ten years from the
date of grant.
    The purchase price per share of Common Stock
purchasable under an option is determined by the
Committee but cannot be less than the fair market
value of the Common Stock on
the date of the grant of the option (or 110% of the
fair market value in the case of a  person owning
more than 10% of the Company's outstanding shares).
         Non-Qualified Stock Option Plan.  The three
         Non
Qualified Stock Option Plans collectively authorize
the issuance of up to 360,000 shares of the
Company's Common Stock to persons that exercise
options granted pursuant to the Plans.  The
Company's employees, directors, officers,
consultants and advisors are eligible to be granted
options pursuant to the Plans, provided however that
bona fide services must be rendered by such
consultants or advisors and such services must not
be in connection with the offer or sale of
securities in a capital raising transaction. The
option exercise price is determined by the Committee
but cannot be less than the market price of the
Company's Common Stock on the date the option is
granted.
              Stock Bonus Plan.  Up to 40,000 shares
of Common Stock may be granted under the Stock Bonus
Plan. Such shares may consist, in whole or in part,
of authorized but unissued shares, or treasury
shares. Under the Stock Bonus Plan, the Company's
employees, directors, officers, consultants and
advisors are eligible to receive a    grant of the
Company's shares, provided however that bona fide
services must be rendered by consultants or advisors
and such services must not be in connection with the
offer or sale of securities in a capital-raising
transaction. Other Information Regarding the Plans.
The Plans are administered by the Company's
Compensation Committee ("the Committee"), each
member of which is a director of the Company. The
members of the Committee were selected
by the Company's Board of Directors and serve for a
oneyear tenure and until their successors are
elected. A member of the Committee may be removed at
any time by action of the Board of Directors.  Any
vacancies which may occur on the Committee will be
filled by the Board of Directors.  The Committee is
vested with the authority to interpret the
provisions of the Plans and supervise the
administration of the Plans.  In addition, the
Committee is empowered
to select those persons to whom shares or options
are to be granted, to determine the number of shares
subject to each grant of a stock bonus or an option
and to determine when, and upon what conditions,
shares or options granted under the Plans will vest
or otherwise be subject to forfeiture and
cancellation.
In the discretion of the Committee, any option
granted pursuant to the Plans may include
installment exercise terms such that the option
becomes fully exercisable in a series of cumulating
portions. The Committee may also accelerate the date
upon which any option (or any part of any options)
is first exercisable. Any shares issued pursuant to
the Stock Bonus Plan and any options granted
pursuant to the Incentive Stock Option Plan or the
NonQualified Stock Option Plan will be forfeited if
the "vesting" schedule established by the Committee
administering the Plan at the time of the grant is
not met.  For this purpose, vesting means the period
during which the employee must remain an employee of
the Company or the period of time a nonemployee must
provide services
to the Company.  At the time an employee ceases
working for the Company (or at the time a non-
employee ceases to perform services for the
Company), any shares or options not fully vested
will be forfeited and cancelled. At the discretion
of the Committee payment for the shares of Common
Stock underlying options may be paid through the
delivery of shares of the Company's Common Stock
having an aggregate fair market value equal to the
option price, provided such shares have been owned
by the option holder for at least one year prior to
such exercise.  A combination of cash and shares of
Common Stock may also be permitted at the discretion
of the Committee.
     Options are generally non-transferable except
upon death of the option holder.  Shares issued
pursuant to the Stock Bonus Plan will generally not
be transferable until the person receiving the
shares satisfies the vesting requirements imposed by
the Committee when the shares were issued.
  The Board of Directors of the Company may at any
time, and from time to time, amend, terminate, or
suspend one or more of the Plans in any
manner they deem appropriate, provided that such
amendment, termination or suspension will not
adversely affect rights or obligations with respect
to shares or options previously granted. The Board
of Directors may not, without shareholder approval:
make any amendment which would materially modify the
eligibility requirements for the Plans; increase or
decrease the total number of shares of Common Stock
which may be issued pursuant to the Plans except in
the case of a reclassification of the Company's
capital stock or a consolidation or merger of the
Company; reduce the minimum option price per share;
extend the period for granting options; or
materially increase in any other
way the
benefits accruing to employees who are eligible to
participate in the Plans.
Prior Stock Option and Bonus Plan.  The Company
                               previously had in
effect a Stock Option and Bonus Plan ("the 1987
Plan") which provided for the grant to the Company's
officers, directors, employees and consultants of
either (i) shares of the Company's Common Stock for
services rendered or (ii) options to purchase shares
of Common Stock. The 1987 Plan was terminated by the
Company in 1992.  Since the 1987 Plan was
terminated,
no further options will be granted and no further
bonus shares will be issued pursuant to the 1987
Plan. However, options previously granted may
nevertheless still be exercised according to the
terms of the options. Prior to the termination of
the 1987 Plan, the Company granted options to
purchase 189,250 shares of the Company's Common
Stock.  To date, options to purchase 6,000 shares
have been exercised. In June, 1995 the Company
cancelled options to purchase 113,250 shares that
had previously been granted under this Plan and
reissued options for the same number of shares under
the Company's other stock option plans. See "Option
Summary" below.
  Option Summary.  The following sets forth certain
information, as of
June 15, 1995, concerning the stock options granted
by the Company. Each option represents the right to
purchase one share of the Company's Common Stock.
                                      Total
                                      Shares Shares
                                      Reserved for
                                          Remaining
                                          Reserved
                                          Outstandin
                                          g Options
Name of Plan                            Under Plan
Options
Under
Plan

1987 Stock Option and Bonus Plan           200,000
70,000
(1)
1992 Incentive Stock Option Plan           100,000
49,500
50,500
1992 Non-Qualified Stock Option Plan        60,000
60,000
- -
1994 Incentive Stock Option Plan           100,000
100,000
- -
1994 Non-Qualified Stock Option Plan       100,000
94,750
5,250
1995 Non-Qualified Stock Option Plan       200,000
157,000
43,000

TOTAL:
531,250
(1) This Plan was terminated in 1992 and as a
result, no new options will be granted pursuant to
this Plan.
   In June 1995 the Company (i) cancelled options to
purchase 113,250 shares that were previously granted
under the Company's 1987 Stock Option and Bonus
Plans, (ii) reissued options for the same number of
shares under the Com pany's other stock option
plans, and (iii) lowered the exercise price on
options previously granted to the Company's
officers, directors and employees to $2.87 per
share.
   In March, 1991 the Company granted a financial
relations consultant an option to purchase 50,000
shares of the Company's common stock.  The option is
exercisable at $13.80 per share and expires in
March,
1996.  The holder of the option has the right to have
the shares issuable upon the exercise of the option
included in any registration statement filed by the
Company.
     As of May 15, 1995, 1,500 shares had been issued
pursuant to the Company's 1992 Stock Bonus Plan.  All
of these
shares were
issued during the fiscal year ending September 30,
l994. Transactions with Related Parties
     The technology and know-how licensed to the
Company was developed by a group of researchers under
the direction of Dr. Hans Ake Fabricius and
was assigned, during l980 and l98l, to Hooper Trading
Company, N.V., a Netherlands Antilles' corporation
("Hooper"), and Shanksville Corporation, also a
Netherlands Antilles corporation ("Shanksville"). Mr.
de Clara and Dr. Fabricius own 50% and 30%,
respectively, of each of these companies. The
technology and know how assigned to Hooper and
Shanksville was licensed to Sittona Company, B.V., a
Netherlands corporation ("Sittona"), effective
September, l982 pursuant to a licensing agreement
which requires Sittona to pay to Hooper and
Shanksville royalties on
income received by Sittona respecting the technology
and know-how licensed to Sittona.  In l983, Sittona
licensed this technology to the Company and received
from the Company a $1,400,000 advance royalty
payment. At such time as the Company generates
revenues from the sale or sublicense of this
technology, the Company will be required to pay
royalties to Sittona equal to l0% of net sales and
l5% of the licensing royalties received from third
parties. In that event, Sittona, pursuant to its
licensing agreements with Hooper and Shanksville,
will be required to pay to those companies a minimum
of l0% of any royalty payments received from the
Company.
 In l985, Mr. de Clara acquired all of the issued and
outstanding
stock of Sittona.  Mr. de Clara and Dr. Fabricius,
because of their ownership
interests in Hooper and Shanksville, could receive
approximately 50% and 30% respectively of any
royalties paid by Sittona to Hooper and Shanksville,
and Mr. de Clara, through his interest in all three
companies (Hooper, Shanksville and Sittona), will
receive up to 95% of any royalties paid by the
Company.
The Company has a 50% interest in Viral Technologies,
Inc. and certain
officers and directors of the Company are officers
and/or directors of Viral Technologies, Inc.  See
"Business Interest in Viral Technologies, Inc."
See "Legal Matters" below for information concerning
expenses incurred by the Company in indemnifying an
officer and director. Legal Matters
The Company is not a party to any pending legal
proceedings. Maximilian de Clara, the president and a
director of the Company, has been involved in legal
proceedings concerning shares of the Company's Common
Stock. During the three year period ended September
30, 1993, the Companypaid Mr. de Clara approximately
$96,000 for legal expenses incurred by Mr. de
Clara in defending a          legal action brought
against Mr. de Clara by an unrelated third
party who claimed that Mr. de Clara owed the third
party 25,000 shares of the Company's Common Stock as
a
fee for introducing the Company (in 1985) to persons
who allegedly were willing to (but did not) provide
funds to the Company. Although the Company was not a
party to this proceeding, the Company's Board of
Directors has determined, based upon information
supplied by Mr. de Clara, that the third party's
claims against Mr. de Clara arose as a result of Mr.
de Clara's efforts to obtain funding for the Company.
Accordingly, the Board of Directors determined that
Mr. de Clara was entitled by law to indemnification
and in October, 1993, the Company issued 25,000
shares of its common stock to the third party
claiming the shares from Mr. de Clara.
 In a separate matter, Milford Trading, Ltd.
("Milford Trading"), a  corporation controlled by Mr.
de Clara, filed a lawsuit against
an unrelated third party seeking the recovery of
40,000 shares of the Company's Common Stock which
were registered in the name of Milford Trading but
which are held by the third party.  The third party
filed a counterclaim against Milford Trad ing and a
crossclaim against Mr. de Clara seeking title to the
40,000 shares and other damages. Although Mr. de
Clara denied the claim of the third party, the case
was settled by Mr. de Clara paying $200,000 and
delivering 3,000 shares to the third party. The
Company's
Board of Directors determined, based upon information
supplied by Mr. de Clara, that the third party's
claims against Mr. de Clara arose as a result of Mr.
de Clara's efforts to obtain funding for
the Company in 1985 and that Mr. de Clara was
therefore entitled by law to indemnification.
Accordingly, during fiscal 1992 the Company paid Mr.
de Clara's legal fees in connection with this matter
(approximately $28,000), reimbursed Mr. de Clara the
$200,000 paid to the third party, and during fiscal
1993 issued 3,000 shares of the Company's common
stock to Mr. de Clara to replace the shares which Mr.
de Clara issued to the third party. The Securities
and Exchange Commission found that between 1988 and
1991 Mr. de Clara failed to timely file reports of
beneficial ownership required by the Securities
Exchange Act of 1934.  In May, 1992, the Commission
entered an order requiring Mr. de Clara to file
reports of beneficial ownership on a timely basis.
              PRINCIPAL SHAREHOLDERS
The following table sets forth, as of August 31,
                                 1995, information
                                 with
respect to the only persons owning beneficially 5% or
more of the outstanding Common Stock and the number
and percentage of outstanding shares owned by each
director and officer and by the officers and
directors as a group. Unless otherwise indicated,
each owner has sole voting and investment powers over
his shares of Common Stock.
                              Number of
Percent of Name and Address                   Shares
(1)
Class
(4)
Maximilian de Clara                          90,000
(2) 1.4% Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland
Geert R. Kersten                            193,186
(3) 3.5% 66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Patricia B. Prichep
4,530 *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

M. Douglas Winship
5,000 *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Dr. Eyal Talor
4,667 *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Dr. Suzanne Beckner
2,667 *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Mark Soresi
14,375
*
l0l0 Wayne Ave., 8th Floor
Silver Spring, MD  209l0

F. Donald Hudson
10,500
*
53 Mt. Vernon Street
Boston, MA  02108

Edwin A. Shalloway
10,500
*
413 North Washington Street
Alexandria, VA  22314

All Officers and Directors
as a Group (9 persons)
335,425 6.0%
*Less than 1%


(1) Includes shares issuable prior to
October 31, 1995 upon the exercise of
options granted to the following persons:

            Options Exercisable
    Name
Prior
to
October
31,
1995

Maximilian de Clara
85,000
Geert R. Kersten
108,250
         Patricia B. Prichep
4,500
         M. Douglas Winship
5,000
         Dr. Eyal Talor
3,167
         Dr. Suzanne Beckner
2,667
         Mark Soresi
12,500
         F. Donald Hudson
10,500
         Edwin A. Shalloway
10,500


     242,084 See "Management" for information
                    concerning
   outstanding
stock options.
(2) All shares are held of record by Milford
Trading, Ltd., a    corporation organized pursuant
to the
laws of Liberia.
All of the issued and outstanding shares of
Milford Trading, Ltd. are owned beneficially by
Mr. de Clara. (3) Amount includes shares held in
trust for the benefit of Mr. Kersten's minor
children.  Geert R. Kersten is the stepson of
Maximilian de Clara. (4) Assumes Selling
Shareholders purchase an additional 575,000 shares
of Common Stock from the Company. Amount excludes
(i) up to 1,150,000 shares issuable upon the
exercise of Warrants held by the Selling
Shareholders, (ii) 130,000 shares of Common Stock
issuable upon the exercise of Warrants issued or
issuable to the Company's Sales Agent and the
warrants included therein, and (iii) shares which
may be issued upon the exercise of other options
and warrants
  previously issued by the Company.  See "Selling
  Shareholders". See "Selling Shareholders" for
  information concerning share
ownership of the Selling Shareholders.
               SELLING SHAREHOLDERS
             In June 1995 the Company sold 575,000
Units, at $2.00 per Unit, to five persons.  Each
Unit consisted of one share of Common Stock and
one Warrant. Each Warrant entitles the holder to
purchase one additional share of Common Stock at a
price of $3.25 per share at any time prior to June
30, 1997. The investors in the June 1995 Private
Offering are sometimes referred to as the "Selling
Shareholders". The Company agreed to
register the shares of Common Stock sold in this
Private Offering (575,000 shares), as well as the
shares of Common Stock issuable upon the exercise
of the Warrants included as part of the Units sold
in the Private Offering (575,000 shares) and to
pay all expenses in connection
therewith, exclusive of commissions and the fees
and expenses of counsel for the Selling
Shareholders. By means of this Prospectus, the
575,000 shares of Common Stock purchased by the
Selling Shareholders in the June 1995 Private
Offering, as well as the 575,000 shares issuable
upon the exercise of the
Warrants described above are being offered to the
public by the Selling Shareholders.
             Each Selling Shareholder was given an
option to purchase from the Company, for $2.00 per
Unit, the same number and
kind of Units as the Selling Shareholder purchased
in the
Private Offering. The option must be exercised
within twenty days after the date of this
Prospectus. Assuming this option is exercised, the
shares of Common Stock included as a    component
of these Units (575,000
shares) and the shares
of Common Stock issuable upon the exercise of the
Warrants (575,000 shares) are also being offered
for sale by the Selling Shareholders.  The Company
has entered into an agreement with
Neidiger/Tucker/ Bruner, Inc. (the "Sales Agent")
pursuant to which the Sales Agent is engaged as
the Company's exclusive agent to conduct the
offering of the 575,000 Units to the Selling
Shareholders.  See "Sales Agent" below.
             The Company will not receive any
             proceeds
from the sale of the shares by the Selling
Shareholders.
      The names and addresses of the Selling
                   Shareholders
                                      are: Shares
                                      Which
                                    may be Ac
Shares to Share Shares                 quired Upon
be
Sold in    Owner-
                      Presently       Exercise of
This
ship
After
Name and Address       Owned  (1)        Option
(2) Offering
(3)
Offering

Laura Huberfeld        189,666
189,666 379,332
- -
250 Longwood Crossing
Lawrence, NY  11559

Naomi Bodner           189,666
189,666
379,332
16 Grosser Lane
Monsey, NY 10952

Delton Trading SA      379,334
379,334
758,668
15 Market Square
Belize City, Belize

Mueller Trading,
     Limited               379,334
379,334
758,668

Lakewood, NJ
Rita Folger             12,000
12,000
24,000-
c/o Oscar Folger
521 Fifth Avenue,

    24th Floor
New York, NY  10175

(1) In each case, 50% of the number of shares in this column represents shares purchased in the June 1995
Private Offering and 50% of the number of shares represents shares issuable upon the exercise of Warrants included as part of the Units sold in the June 1995 Private Offering.
(2) In each case, 50% of the number of shares in this column represents shares included as a component of the Units which may be purchased from the Company by the Selling
Shareholder and 50% of the number
of shares represents shares issuable upon the exercise of Warrants included as a component of the Units. The number of shares in this column assumes the particular Selling Shareholder purchases all Units to which Selling Shareholder is entitled. (3)
Assumes all shares owned, or which may be acquired, by the Selling Shareholders, are sold to the public by means of this Prospectus.
     Manner of Sale. The shares of Common Stock owned, or which may be acquired, by the Selling
Shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over thecounter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-toface transactions between sellers and purchasers without a broker/ dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.
Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities
Act in connection with such sales.
 Sales Agent. The Company has agreed to pay the Sales Agent a commission equal to 10% of the gross amount raised by the Company from the sale of 575,000
Units to the Selling Shareholders. The Company also has agreed to pay the Sales Agent a non-accountable expense allowance in the amount of 3% of the gross proceeds from the sale of the Units. The Sales Agent will bear all expenses in excess of that amount. To the extent the actual expenses of the Sales Agent equals an amount less than the nonaccountable expense allowance, the difference may constitute additional compensation to the Sales
Agent. The Sales Agent will also be issued, for a nominal sum, warrants to purchase up to 57,500 Units.
See "Sales Agent's Warrants" below.
The Company has also agreed to pay the Sales Agent a fee of 5% of the aggregate exercise price of the Warrants sold to the Selling Shareholders and exercised by them after the expiration of one year from the date of this Prospectus (plus a non accountable expense allowance equal to 2% of the aggregate exercise price), if (i) the market price of the Company's Common Stock on the date of exercise is greater than the exercise price of the Warrants, (ii) the purchaser has indicated in writing that the exercise of the Warrants was solicited by the Sales
Agent and has determined that the Selling Agent receive the commission relating to the exercise of the warrants, (iii) the Warrants exercised are not held in discretionary accounts, (iv) disclosure of compensation arrangements has been made both at the time of this offering and at the time of exercise, and (v) the solicitation of the exercise of the Warrant is not in violation of Rule l0b6 under the Securities Exchange Act of l934.
Accordingly, it will be a condition to the receipt by the Sales Agent of such fee that it shall not, in the two or nine business days (depending upon the market price of the Company's Common Stock) immediately preceding the solicitation of the exercise or the date of such exercise, have bid for or purchased the Common Stock of the Company (or any securities of the Company convertible into, exercisable for the purchase of, or exchangeable for, such Common Stock) or otherwise have engaged in any activity that would be prohibited by Rule 10b6 by one engaged in a distribution of the Company's securities. As a result, the Sales
Agent may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the Warrants are exercisable. The Company and the Sales Agent have agreed to indemnify each other against certain liabilities including liabilities under the Securities Act, and if such indemnification is unavailable or insufficient, the Company and the Sales Agent have agreed to damage contribution arrangements based upon relative benefits received from this offering and relative fault resulting in such damages.
The Sales Agent is presently a market-maker in the Company's securities.

Sales Agent's Warrants.  The Company has agreed to
sell to the Sales Agent, for $100, Warrants (the
"Sales Agent's Warrants") to purchase one Unit for
each ten Units sold to the Selling Shareholders. The
Sales Agent's Warrants are exercisable for a period
of four years commencing one year after the date of
this Prospectus at a price of $2.40 per Unit.
                                The Sales Agent's
                                Warrants contain
                                provisions for
                                adjustment of the
exercise price to prevent dilution upon the
occurrence of certain events. The Sales Agent's
Warrants will be
non transferable for a period of one year from the
date of
this Prospectus except to officers of the Sales
Agent, other under writers, selected dealers, or
their respective officers or partners.  The holders
of the Sales Agent's Warrants will have no voting,
dividend or other rights of shareholders of the
Company until such time as the Sales Agent's Warrants
are exercised. Any gain from the sale of the
Representative's Warrants or the securities issuable
upon exercise thereof may be deemed to be additional
underwriting compensation.
At the request of a majority of the holders of the
  Sales Agent's
Warrants and/or underlying securities during the four
year period commencing one
year after the date of this Prospectus, the Company
has agreed to file, at its expense and on one
occasion, and to use its best efforts to cause to
become effective, a new registration statement or
prospectus required to permit the public sale of the
securities underlying the Sales Agent's Warrants.  In
addition, if at any time during the four year period
commencing one year after the date of this
Prospectus, the Company registers any of its
securities or exempts such securities from
registration under the provisions of Regulation A or
any equivalent thereto, the holders of the Sales
Agent's Warrants will have the right, subject to
certain conditions, to include in such registration
statement at the Company's expense, all or any part
of the securities underlying the Sales Agent's
Warrants. A    new registration statement will be
required to be
filed
and
declared effective before distribution to the public
of the securities underlying the Sales Agent's
Warrants. The Company will be responsible for the
cost of preparing such a          registration
statement.
For the life of the Sales Agent's Warrants, the
holders are given the opportunity to profit from a
rise in the market price of the Company's securities,
with a resultant dilution in the interest of existing
shareholders.  In addition, the terms on which the
Company could obtain additional capital may be
adversely affected, and the Sales Agent's Warrants
may be exercised at a time when the Company would, in
all likelihood, be able to obtain any needed capital
by a new offering of securities on terms more
favorable than those provided for by the Sales
Agent's Warrants.  The Sales Agent and its
transferees may be deemed to be "underwriters" under
the Securities Act with respect to the sale of Units,
Common Shares and Warrants to be received upon
exercise of the Warrants, and any profit realized
upon such sale may be deemed to be additional
compensation. The foregoing is a summary, which does
not purport to be complete, of the principal terms of
the Agreement.
In June 1995 the Company sold 575,000 Units at $2.00
                            per Unit
in a Private Offering.  In connection with this
Offering the Sales
Agent received a commission of $57,500 plus warrants
to purchase (i) 57,500 shares of the Company's Common
Stock at $2.00 per share and (ii) an additional
57,500 shares at $3.25 per share.
              DESCRIPTION OF SECURITIES
Common Stock
The Company is authorized to issue 100,000,000 shares
of Common Stock, (the "Common Stock").  Holders of
Common Stock are each entitled to cast one vote for
each share held of record on all matters presented to
shareholders. Cumulative voting is not allowed;
hence, the holders of a majority of the outstanding
Common Stock can elect all directors.
  Holders of Common Stock are entitled to receive
such dividends as may be declared by the Board of
Directors out of funds legally available therefor
and, in the event of liquidation, to share pro rata
in any distribution of the Company's assets after
payment of liabilities.  The board is not obligated
to declare a dividend. It is not anticipated that
dividends will be paid in the foreseeable future.
Holders of Common Stock do not have preemptive rights
to subscribe to additional shares if issued by the
Company. There are no conversion, redemption, sinking
fund or similar provisions regarding the Common
Stock. All of the outstanding shares of Common Stock
are fully paid and nonassessable and all of the
shares of Common Stock offered as a component of the
Units will be, upon issuance, fully paid and non
assessable. Preferred Stock
The Company is authorized to issue up to 200,000
shares of Preferred Stock. The Company's Articles of
Incorporation provide that the Board of Directors has
the authority to divide the Preferred Stock into
series and, within the limitations provided by
Colorado statute, to fix by resolution the voting
power, designations, preferences, and relative
participation, special rights, and the
qualifications, limitations or restrictions of the
shares of any series so established.  As the Board of
Directors has authority to establish the terms of,
and to issue, the Preferred Stock without shareholder
approval, the Preferred Stock could be issued to
defend against any attempted takeover of the Company.
The Company has no plans respecting the issuance of
its Preferred Stock.
Publicly Traded Warrants
In connection with the Company's February, 1992
public offering, the Company issued 5,175,000
Warrants.  Every ten Warrants entitle the holder to
purchase one share of the Company's Common Stock at a
price of $46.50 per share prior to February 7, 1996.
The Company, upon 30 days notice, may accelerate the
expiration date of the Warrants, provided, however,
that at the time the Company gives such notice of
acceleration (1) the Company has in effect a current
registration statement covering the shares of Common
Stock issuable upon the exercise of the
Warrants and (2) at any time during the 30 day period
preceding such notice, the average closing bid price
of the Company's Common Stock has been at least 20%
higher than the warrant exercise
price for 15 consecutive trading days.
If the expiration date is accelerated, all Warrants
not exercised within the 30-day period will expire.
      Other provisions of the Warrants are set forth
below. This information is subject to the provisions
of the Warrant Certificate representing the Warrants.
1.   Holders of the Warrants may sell the Warrants
rather than
exercise them.  However, there can be no assurance
that a market will develop or continue as to the
Warrants. 2.          Unless exercised within the
time provided
for exercise, the Warrants
will automatically expire.
3.   The exercise price of the Warrants may not be
increased during
the term of the Warrants, but the exercise price may
be decreased at the discretion of the Company's
Board of Directors by giving each Warrant holder no
tice of such decrease.  The exercise period for the
Warrants may be extended by the Company's Board of
Directors giving notice of such extension to each
Warrant holder of record. 4.   There is no minimum
number of shares which must be purchased upon exercise of the Warrants.
     5.   The holders of the Warrants in certain
                      instances
are
                      protected
against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits, reclassifications, and mergers.
6. The holders of the Warrants have no voting power and are not entitled to dividends. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Warrants will not be entitled to participate in the distribution of the Company's assets.

Transfer Agent
American Securities Transfer, Inc., of Denver,
Colorado, is the trans fer

agent for the Company's Common Stock.

                     LITIGATION
The Company is not a party to any pending legal proceedings. INDEMNIFICATION

The Company's Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
ADDITIONAL INFORMATION
    The Company has filed with the Securities and
                           Exchange Commission,
450 5th Street, N.W., Washington, D.C. 20001, a
Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration
Statement. For further information with respect to the Company and such securities, reference is made to the Registration
Statement and to the Exhibits filed therewith.
Statements contained in this Prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an Exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.
Copies of each document may be inspected at the Commission'soffices at 450 Fifth
Street, N.W., Washington, D.C., 20549, and at the
Northeast Regional Office, 7 World Trade Center,
13th Floor, New York, New York 10048 and the Midwest
Regional Office, Suite 1400, 500 West Madison
Street, Chicago, Illinois 606812511. Copies may be obtained at the Washington, D.C. office upon payment of the charges prescribed by the Commission. 1928D

No dealer, salesman or other person has been
authorized to give any information or to make any
representations, other than those contained in this
Prospectus.  Any information or representation not
contained in this Prospectus must not be relied upon
as having been authorized by the Company. This
Prospectus does not constitute an offer to sell, or
a solicitation of an offer to buy, the
securities offered hereby in any state or other
jurisdiction to any person to whom it is unlawful to
make such offer or solicitation. Neither the
delivery of this Prospectus nor any sale made
hereunder shall, under any circumstances, create an
implication that there has been no change in the
affairs of the Company since the date hereof.
              TABLE OF CONTENTS
                                 Page Prospectus
Summary ...........................................
Glossary of Technical Terms
 ..................................
Risk
Factors
 .................................................
Dilution and Comparative Share Data
 .......................... Use of Proceeds
 ..............................................
Market Information
 ........................................... Selected
Financial Data
 ...................................... Management's
Discussion and Analysis .........................
Business
 ....................................................
 . Management
 ...................................................
Principal Shareholders
 ....................................... Selling
Shareholders
 .........................................
Description of Securities
 .................................... Litigation
 ...................................................
Legal Matters
 ................................................
Experts
 ....................................................
 .. Indemnification
 ..............................................
Additional Information
 ....................................... Financial
Statements .........................................
2,300,000 Shares of Common Stock CEL-SCI CORPORATION
                                      PROSPECTUS
                                      PART II
            Information Not Required in Prospectus
Item 24. Indemnification of Officers and Directors.
It is provided by Section 7-l09-l02 of the Colorado
Revised Statutes and the Company's Bylaws that the
Company may indemnify any and all of its officers,
directors, employees or agents or former officers,
directors, employees or agents, against expenses
actually and necessarily incurred by them, in
connection with the defense of any legal proceeding
or threatened legal proceeding, except as to matters
in which such persons shall be determined to not
have acted in good faith and in the best interest of
the Company.
Item 25. Other Expenses of Issuance and
     Distribution. SEC Filing Fee
$3,272
     NASD Filing Fee
1,294
     Blue Sky Fees and Expenses
1,000
Printing
and
Engraving Expenses                    1,000  Legal
Fees
and
Expenses
25,000   Accounting Fees and Expenses
5,000
Transfer Agent Fees
100
     Miscellaneous Expenses
     9,334 TOTAL
50,000
  All expenses other than the S.E.C. and NASD filing
                         fees
are estimated. Item 26. Recent Sales of Unregistered
Securities.
 The following information sets forth all securities
of the Company
which have been sold during the past three years and
which securities were not registered under the
Securities Act of 1933, as amended.
              Shares of
                           Common     Date of
Security Holder                Stock Sold     Sale
Consideration
Daryl Strahl                     2,431     11/1/93
8,038(1)
Isadore Klausner                  25,000     11/1/93
(2)
Private Investors                575,000     6/22/95
1,150,000
         Unless otherwise indicated, the
consideration paid for the shares was cash.
(1) Surrender of options to Company. The options surrendered were valued at $8,038.
(2) Settlement of claim against officer and director. Officer and director was indemnified by Company for this claim. Accordingly, shares were issued directly to Mr. Klausner, the person asserting the claim against the officer and director. The sales of the Company's Common Stock described above were exempt transactions under
Section 4(2) of the Act as transactions by an issuer not involving a public offering. The shares of Common Stock sold subsequent to February 1995 were also exempt in accordance with Rule 505 of the Securities and Exchange Commission. All of the shares of Common
Stock were issued for investment purposes only and without a view to distribution. All of the persons who acquired the foregoing securities were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers of the Company's
Common Stock acquired the securities for their own accounts. The certificates evidencing the securities bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the
Securities Act of 1933, or pursuant to an applicable exemption from registration. No underwriters were involved with the sale of the shares of Common Stock and no commissions or other forms of remuneration were paid to any person in connection with sales of the Company's securities prior to June 1995. The Company paid a commission of $115,000 (and issued warrants for the purchase of up to 115,000 shares of Common Stock) to Neidiger/Tucker/Bruner, Inc. in connection with the sale of the securities sold in June 1995. All of the shares of Common Stock sold by the Company are "restricted" shares as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange
Commission.
Item 27. Exhibits and Financial Statement Schedules
    Exhibits
    Page
Number
1(c) Form of Common Stock Purchase Filed with initial Registration State Warrant ment.

3(a) Articles of Incorporation         Incorporated
by reference to Exhibit
3(a) of the Company's combined Registration
Statement on Form S1 and PostEffective Amendment
("Registration Statement"), Registration Nos. 2
85547D and 33-7531. Filed with Amendment No. 1 to
this Registration Statement. (b)         Amended
Articles
Incorporated
by reference
to
Exhibit
3(a) of the Company's Registration Statement on Form
S1, Registration Nos. 2 85547-D and 33-7531.
(c)     Amended Articles                    Filed
with initial
Registration
State-
(Name change only)                      ment (No. 33-
34878).
(d)     Bylaws
Incorporated
by reference
to
Exhibit
3(b) of the Company's Registration Statement on Form
S 1, Registration Nos. 2 85547-D and 33-7531.
4(a) Specimen copy of
Incorporated
by reference
to
Exhibit
  Stock Certificate                       4(a) of the
Company's
Registration
Statement on Form S-1, Registration Nos. 2-85547-D
and 33 7531. (c) Form of Common Stock
Incorporated by reference
to
Exhibit
     Purchase Warrant                        4(c)
filed
as
an exhibit
to
the
Com
pany's Registration Statement on Form S1
(Registration No. 33 43281). 5.        Opinion of
Counsel
10(a)         Purchase Agreement
Incorporated
by
reference
to
Exhibit
     dated April 21, 1986                    10(a) of
the
Company's
Registration
     with Alpha I Biomedical                 Statement
on
Form
S-
1,
Registration
                                       Nos. 2-85547-D
and 33 7531. (b) Agreement with Sittona
Incorporated
by
reference
to
Exhibit
     Company B.V. dated                      10(c) of
the
Company's
Registration
     May 3, 1983                             Statement
on
Form
S-
1,
Registration
                                       Nos. 2-85547-D
and 33 7531. (c)                             Addendum
effective
May 3, Incorporated by reference to
Exhibit
1983
to Licensing Agree-                     10(e) of the
Company's
Registration
     ment with Sittona Company,        Statement on
Form
S-
1,
Registration
     B.V.                              Nos. 2-85547-D
and
33-
7531.
(d)     Addendum effective October    Incorporated by
reference
to
Exhibit
13,
1989 to Licensing Agree 10(d) of Company's Annual
Report on ment with Sittona Company,   Form 10-K for
the
year
ended
September
       B.V.                            30, 1989.
10(e)  Employment Agreement with       Filed with
Amendment
Number
1
to
the
       Geert Kersten                        Company's
Registration
Statement
on
Form S-1 (Commission File Number 3343281).
10(g)  Agreement between Viral              Filed with
Amendment
Number
2
to
the
       Technologies, Inc. and               Company's
Registration
Statement
on
       Nippon Zeon Co., Ltd.                Form S-1
(Commission
File
Number
33-
                                       90230).
23(a)  Consent of Hart & Trinen
     (b)      Consent of Deloitte &         Filed with
initial
Registration
State-
       Touche LLP                      ment.

24.  Power of Attorney                      Included
as
part
of

signature page.

Item 28. Undertakings.
       The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.


   (I) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;




(ii)   To reflect in the Prospectus any facts or events
arising after
the effective date of the Registration Statement (or
the most recent post effective amendment thereof)
which, individually or in the aggregate, represent a
fundamental change in the
information set forth in the Registration Statement;
(iii) To include any material information with respect
to the plan of distribution not previously disclosed in
the Registration Statement or any material change to
such information in the Registration Statement,
including (but not limited to) any addition or deletion
of a managing underwriter.
(2)  That, for the purpose of determining any liability
under the Securities Act of l933, each such post
effective amendment shall be deemed to be a  new
registration statement relating to the securities
offered therein, and the offering of such securities at
that time shall be deemed to be the initial bona fide
offering thereof.
  (3)  To remove from registration by means of a post
effective amendment any of the securities being
registered which remain unsold at the termination of
the offering.
(4)  To provide to the Underwriter at the closing
specified in the underwriting agreement certificates in
such denominations and registered in such names as
required by the Underwriter to permit prompt delivery
to each purchaser. (5)  Insofar as indemnification for
liabilities arising under the Securities Act of l933
may be permitted to directors, officers and controlling
persons of the Registrant, the Registrant has been
advised that in the opinion of the Securities and
Exchange Commission such indemnification is against
public policy as expressed in the Act and is,
therefore, unenforceable. In the event that a  claim
for indemnification against such liabilities (other
than the payment by the Registrant of expenses incurred
or paid by a director, officer or controlling person of
the Registrant in the successful defense of any action,
suit or proceeding) is asserted by such director,
officer or controlling person in connection with the
securities being registered, the Registrant will,
unless in the opinion of its counsel the matter has
been settled by controlling precedent, submit to a
court of appropriate jurisdiction the question of
whether such indemnification by it is against public
policy as expressed in the Act and will be governed by
the final adjudication of such issue.
                            POWER OF ATTORNEY
The registrant and each person whose signature appears
                              below hereby
authorizes the agent for service named in this
Registration Statement, with full power to act alone,
to file one or more amendments (including posteffective
amendments) to this Registration Statement, which
amendments may make such changes in this Registration
Statement as such agent for service deems appropriate,
and the Registrant and each such person hereby appoints
such agent for service as attorney infact, with full
power to act alone, to execute in the name and in
behalf of the Registrant and any such person,
individually and in each capacity stated below, any
such amendments to this Registration Statement.
                            SIGNATURES
    Pursuant to the requirements of the Securities Act
of l933, the Registrant has duly caused this
Registration Statement to be signed on its behalf by
the undersigned, thereunto duly authorized, in the City
of Alexandria, State of Virginia, on the day of
September, 1995.
                                       CEL-SCI
                                       CORPORATION By:
                                    MAXIMILIAN DE
CLARA, PRESIDENT
   Pursuant to the requirements of the Securities Act
of l933, this Registration Statement has been signed by
the following persons in the capacities and on the
dates indicated.
Signature                              Title
Date
                           Director and
Principal September 12, 1995 MAXIMILIAN DE
CLARA Executive Officer
                           Director, Principal
                           September
12, 1995 GEERT R. KERSTEN  Financial Officer
                          and Chief Executive

Officer

                       Director
September
12, 1995
MARK V. SORESI

                       Director
September
12, 1995
F. DONALD HUDSON
                       Director
September 12, 1995
EDWIN A. SHALLOWAY